Exhibit 4.1

INDENTURE

among

OPEN TEXT CORPORATION,

EACH OF THE GUARANTORS PARTY HERETO,

and

THE BANK OF NEW YORK MELLON, as U.S. Trustee and Notes Collateral Agent,

and

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

dated as of December 1, 2022

i

Exhibit A — Form of Note

Exhibit B — Form of Supplemental Indenture

INDENTURE dated as of December 1, 2022, among OPEN TEXT CORPORATION, a corporation organized under the laws of Canada (the “Company”), each GUARANTOR from time to time party hereto (collectively, the “Guarantors”), THE BANK OF NEW YORK MELLON, as the U.S. trustee (the “U.S. Trustee”) and Notes Collateral Agent (the “Notes Collateral Agent”), and BNY TRUST COMPANY OF CANADA, as Canadian trustee (the “Canadian Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (a) the Company’s 6.900% Senior Secured Notes due 2027 (the “Original Notes”), and (b) any Additional Notes (as defined herein) that may be issued (all such Notes in clauses (a) and (b) being referred to collectively as the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“2011 Credit Agreement” means that certain credit agreement, dated as of November 9, 2011, among Open Text ULC, Open Text Corporation and certain affiliates of Open Text Corporation, as borrowers, the other guarantors party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and the lenders named therein, the obligations of which were refinanced by the Revolving Credit Agreement.

“2014 Credit Agreement” means that certain credit agreement, dated as of January 16, 2014, among GXS Group, Inc. and Open Text Corporation, as borrowers, the guarantors party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and the lenders named therein, the obligations of which were refinanced by the 2018 Credit Agreement.

“2018 Credit Agreement” means the credit agreement, dated as of May 30, 2018, among the Company, as borrower, the other guarantors party thereto, Barclays Bank PLC, as sole administrative agent and collateral agent, and the lenders named therein, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Acquisition” means the proposed acquisition of Micro Focus International plc (“Micro Focus”) and its subsidiaries.

“Additional Notes” means 6.900% Senior Secured Notes due 2027 issued under the terms of this Indenture after the Issue Date and in compliance with Section 2.15.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Authorized Representative” has the meaning specified in the Pari Passu Intercreditor Agreement, which, in the case of the obligations under this Indenture or the Security Documents, shall be the Trustees or the Notes Collateral Agent, and in the case of any other series of Other First-Priority Obligations or the holders of Other First-Priority Obligations that become subject to Pari Passu Intercreditor Agreement after the Issue Date, shall be the representative named in the joinder for such series.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Toronto, Ontario.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces of Canada, including, without limitation, the Province of Ontario, and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rules and notices of the securities regulatory authorities in such provinces.

“Canadian Trustee” means BNY Trust Company of Canada until a successor replaces it and, thereafter, means the successor.

“Capital Stock” of any Person means any and all shares, interests (including partnership, membership, beneficial, limited liability or other ownership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change in Law” means “Change in Law” as defined in the Term Loan Credit Agreement.

“Change of Control” means the occurrence of any of the following:

(a) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, amalgamation, consolidation or purchase of all or substantially all of its assets); provided, that a transaction will not be deemed to involve a Change of Control under this clause (a) if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, and (ii)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this clause) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(b) the merger, amalgamation or consolidation of the Company with or into another Person or the merger, amalgamation or consolidation of another Person with or into the Company, or the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation, in one or a series of related transactions) of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction, in the case of a merger, amalgamation or consolidation transaction, following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger, amalgamation or consolidation transaction) own directly or indirectly at least 50% of the voting power of the Voting Stock of the surviving Person in such merger, amalgamation or consolidation transaction immediately after giving effect to such transaction.

“Change of Control Triggering Event” means, with respect to the Notes, (a) the consummation of a Change of Control, (b) the Notes are rated below an Investment Grade Rating by at least two of the Rating Agencies (or, if there is only one Rating Agency at such time, by such Rating Agency) on any date during the period (the “Trigger Period”) commencing on the first public announcement of any Change of Control (or pending Change of Control) and ending 30 days following consummation of such Change of Control (which period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade) or the rating of the Notes is withdrawn within the Trigger Period by each of the Rating Agencies and (c) the rating of the Notes is lowered by at least two of the Rating Agencies (or, if there is only one Rating Agency at such time, by such Rating Agency) during the Trigger Period; provided that a Change of Control Triggering Event will not be deemed to have occurred in respect of a particular Change of Control if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustees at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control. For the avoidance of doubt, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property on which Liens are granted under the Security Documents, other than Excluded Assets; provided, that solely for purposes of Section 4.5 and Section 4.6, if, and for so long as, the Notes are no longer secured by any Liens on the Collateral, then each instance of “Collateral” in such covenants shall be replaced with the term “Principal Property.”

“Common Collateral” has the meaning specified in the Pari Passu Intercreditor Agreement.

“Company” means the party named as such in the Preamble hereto until a successor replaces it and, thereafter, means the successor.

“Company Order” means a written request in the name of the Company delivered to the applicable Trustee(s) and signed by an Officer of the Company.

“Consolidated EBITDA” means, at any date of determination, an amount equal to the Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted (and not added back) in calculating such Consolidated Net Income (without duplication): (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) consolidated depreciation and amortization expense for such period, (iv) costs and charges related to restructuring initiatives, workforce reductions, abandonment of excess facilities, integration costs related to mergers and acquisitions and other similar costs and charges, including items set forth under the caption “Special charges (recoveries)” on the consolidated statement of income in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, to the extent incurred during such period, and similar items incurred during future Measurement Periods, (v) items set forth under the caption “Interest and Other Related Expense, Net” on the consolidated statement of income in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, to the extent incurred during such period, and similar items incurred during future Measurement Periods, (vi) share or share-based compensation expense; (vii) Financing Costs incurred during such period, (viii) any asset impairment or write down charge incurred during such period and (ix) any non-recurring non-cash items decreasing Consolidated Net Income during such period (including, for the avoidance of doubt, deferred revenue deducted in acquisition accounting, or the impact of mark to market valuation adjustments for derivative transactions), provided that if any such non-recurring non-cash items represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent; and decreased by (x) items set forth under the caption “Other Income (Expense), Net” in the consolidated statement of income in the Company’s

Annual Report on Form 10-K for the fiscal year ended June 30, 2022, to the extent incurred during such period, and similar items incurred during future Measurement Periods, (xi) interest income (except to the extent deducted in determining consolidated interest expense) for such period and (xii) any non-recurring non-cash items increasing Consolidated Net Income for such period, all as determined at such time in accordance with GAAP.

For purposes of calculating Consolidated EBITDA: (1) acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations that involve consideration in excess of $30,000,000 (as determined in accordance with GAAP) that the Company or any Subsidiary has made during the Measurement Period or subsequent to the Measurement Period and on or prior to or simultaneously with the date the Secured Net Debt Ratio is calculated shall be given pro forma effect assuming that all such acquisitions, dispositions, mergers, amalgamations, consolidations or discontinued operations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the Measurement Period, and (2) whenever pro forma effect is to be given to any event set forth in clause (1) of this definition, calculations shall be made in good faith by a responsible financial or accounting officer of the Company and may include reasonably identifiable and factually supportable adjustments appropriate, in the good faith determination of the Company, to reflect expense reductions, cost savings and synergies reasonably expected to result from the applicable event within 12 months of the date the applicable event is consummated.

“Consolidated Net Income” means, for any Measurement Period, the net income (loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that the following (without duplication) will be excluded in computing Consolidated Net Income: (a) the net income (but not loss) of any Subsidiary (other than a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income would not have been permitted for the relevant period by charter or by any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (b) any net after-tax gains or losses attributable to sales of assets or the extinguishment of debt; (c) any net after-tax extraordinary gains or losses; and (d) the cumulative effect of a change in accounting principles.

“Corporate Trust Office” means with respect to the U.S. Trustee, the office of the U.S. Trustee at which the corporate trust business of the U.S. Trustee is principally administered, which at the date of this Indenture is located at 240 Greenwich Street, 7th Floor East, New York, New York, 10286.

“Credit Agreement Obligations” means “Obligations” as defined in each of the Credit Agreements.

“Credit Agreements” means, collectively, the 2018 Credit Agreement, the Revolving Credit Agreement and the Term Loan Credit Agreement, each, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreements), commercial paper facilities or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, debt securities, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Custodian” means The Bank of New York Mellon, as custodian with respect to the Global Notes, or any successor entity.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof and issued or exchanged in accordance with Section 2.7 (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means (i) any shares or other equity interests (the “ULC Shares”) issued by an unlimited company or an unlimited liability company or unlimited liability corporation incorporated or otherwise existing under the laws of any of the provinces of Canada (each a “ULC”) held by any of them (other than the ULC Shares issued by Open Text ULC or any successor thereof which is a ULC), (ii) any property or agreement of the Company or any guarantor to the extent (but only so long as) the granting of a security interest thereunder (x) is prohibited by any law, (y) requires a consent not obtained of any governmental authority pursuant to any law or (z) is prohibited by, or constitutes a material breach or material default under or results in the termination, abandonment, invalidity or unenforceability of, or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document giving rise to such property, in each case solely to the extent that such breach or default is not rendered ineffective by the UCC, the PPSA or other law or, in the case of any consent, such consent is actually required to grant such security interest under law (iii) the Equity Interests of any non-U.S. entity treated as a “controlled foreign corporation” within the meaning of Section 957(a) of the Code to the extent the Equity Interests of such non-U.S. entity are held by a U.S. entity treated as a corporation for U.S. federal income tax purposes, (iv) consumer goods, (v) exceptions and exclusions described in the Security Documents and (vi) any other assets excluded from collateral under the Term Loan Credit Documents, or as agreed upon by the Term Loan Administrative Agent and the Company under the Term Loan Credit Agreement.

“Excluded Subsidiaries” means “Excluded Subsidiaries” as defined in each of the Credit Agreements.

“Exempted Debt” means, without duplication, (a) all Indebtedness of the Company and its Subsidiaries which is secured by a Lien incurred and outstanding under Section 4.5(b)(i)–(xxvi) and (b) all Attributable Debt in respect of Sale/Leaseback Transactions Incurred and outstanding under Section 4.6(b).

“Financing Costs” means fees, costs and expenses incurred by the Company or any Subsidiary in connection with any offering or proposed offering of securities, any borrowing or proposed borrowing, any prepayment or repayment of indebtedness (including any tender or exchange offer) or any breakage costs relating to any Hedging Obligations.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (or any successor thereto), the statements and pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the SEC, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, all computations, contained in this Indenture will be computed in conformity with GAAP, except that the Company may elect to treat for any determination under this Indenture as an operating lease any arrangement, whether entered into on or after the Issue Date, that would have constituted an operating lease under GAAP in effect on May 31, 2016, notwithstanding any change in its treatment under GAAP after May 31, 2016. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“Global Notes Legend” means the legends set forth under that caption in Exhibit A to this Indenture.

“Grantor” means the Company and any Guarantor.

“Guarantee Agreement” means a supplemental indenture to this Indenture, substantially in the form of Exhibit B hereto, entered into following the Issue Date, pursuant to which a Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in this Indenture; provided that Guarantors that are party to this Indenture shall not be required to enter into a Guarantee Agreement.

“Guarantor” means each Subsidiary of the Company that executes this Indenture as a Guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture until such time as its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means (a) the obligations of such Person pursuant to any Interest Rate Agreement or any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values, whether or not such transaction is governed by, or subject to, any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (and such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” has the meaning specified in the definition of GAAP.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” means, with respect to any Person on any date of determination obligations of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Intellectual Property” means domestic and foreign: (a) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (b) proprietary confidential business information, including inventions (whether patentable or not), invention disclosures, trade secrets, confidential information, and any other proprietary confidential improvements, discoveries, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists; (c) copyrights, copyright registrations and applications for copyright registration; (d) mask works, mask work registrations and applications for mask work registrations; (e) designs, design registrations, design registration applications and integrated circuit topographies; (f) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade-mark applications, trade addresses and logos, and the goodwill associated with any of the foregoing; and (g) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and in all documentation related to the computer software and programs.

“Intercreditor Agent” has the meaning specified in the Pari Passu Intercreditor Agreement, which, as of the Issue Date shall be Barclays Bank PLC.

“Interest Payment Date” means each June 1 and December 1, beginning on June 1, 2023 and until December 1, 2027.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, BBB- (or the equivalent), in the case of S&P, BBB- (or the equivalent), in the case of Fitch, or an equivalent rating, in the case of any other applicable Rating Agency.

“Issue Date” means the first date of issuance of Notes under this Indenture.

“Lien” means mortgage, security interest, pledge, lien, charge or other encumbrance.

“Material Indebtedness” means, without duplication, any Indebtedness in an aggregate principal amount equal to or greater than $300 million.

“Measurement Period” means the most recently completed four fiscal quarters for which financial statements have been delivered (or were required to be delivered).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Notes Secured Parties” means the secured parties under this Indenture, which are the Trustees, the Notes Collateral Agent and the Holders.

“Offering Memorandum” means the offering memorandum dated November 16, 2022 related to the offer and sale of the Notes.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Administrative Officer, the Chief Financial Officer, the Chief Legal Officer, any Executive Vice President, any Senior Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any Assistant Secretaries of the Company. Officer of any Subsidiary has a correlative meaning.

“Officers’ Certificate” means a certificate signed by any two Officers and delivered to the Trustees.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustees (who may be an employee of or counsel to the Company), subject to customary assumptions and qualifications.

“Other First-Priority Obligations” means any indebtedness or Obligations (other than 2011 Credit Agreement Obligations, 2011 Hedging Obligations, 2011 Cash Management

Obligations, 2014 Credit Agreement Obligations, 2014 Hedging Obligations and 2014 Cash Management Obligations, as each such term is defined in the Pari Passu Intercreditor Agreement) of the Company and the Subsidiary Guarantors that are to be secured with a Lien pari passu with the Liens on the Collateral and are designated by the Company as Other First-Priority Obligations under the Pari Passu Intercreditor Agreement; provided that the requirements thereunder shall have been satisfied.

“Par Call Date” means November 1, 2027 (one month prior to the maturity date of the Notes).

“Pari Passu Intercreditor Agreement” means the intercreditor agreement, dated as of January 16, 2014, by and among Barclays Bank PLC, as Intercreditor Agent, Barclays Bank PLC, as Authorized Representative under the 2011 Credit Agreement, Barclays Bank PLC as Authorized Representative under the 2014 Credit Agreement and each additional Authorized Representative party thereto, as supplemented from time to time in accordance therewith, and as further supplemented by the joinder thereto, to be dated the Issue Date, by the Notes Collateral Agent, the Trustees and the Company, and acknowledged by Barclays Bank PLC, as the Intercreditor Agent, and the other Authorized Representatives thereunder, as the same may be further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed from time to time.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto and related Minister’s Orders, provided that if perfection or the effect of or non-perfection or the priority of any security interest and Lien in any Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in any other applicable jurisdiction in Canada, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Stock” means, as applied to the Capital Stock of any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Property” means, any of the Company’s and its Subsidiaries (a) Intellectual Property and (b) interests in any kind of other property or asset (including, without limitation, contract rights to royalty and licensing agreements with respect to Intellectual Property, office space or other facility owned or leased as of the Issue Date or acquired or leased by the Company or any Subsidiary of the Company after such date, capital stock in and other securities of any other Person), except, in each case, such Intellectual Property or interests as the Company’s Board of Directors by resolution determines in good faith not to be material to the business of the Company and its Subsidiaries, taken as a whole. With respect to any Sale/Leaseback Transaction or series of related Sale/Leaseback Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Purchase Agreement” means (a) with respect to the Original Notes issued on the Issue Date, the Purchase Agreement dated November 16, 2022, among the Company, the Guarantors and Barclays Capital Inc., as representative of the several initial purchasers listed in Schedule I thereto and (b) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Moody’s, S&P and Fitch or if Moody’s, S&P or Fitch or some combination thereof shall not make a rating publicly available on the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (with prior notice to the Trustees) which shall be substituted for Moody’s, S&P or Fitch or some combination thereof, as the case may be.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Responsible Trust Officer” means, when used with respect to a Trustee or Paying Agent, any officer having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Period”, with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Regulation S Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the U.S. Trustee, and (b) the Issue Date with respect to such Regulation S Notes.

“Revolving Credit Agreement” means the fourth amended and restated credit agreement dated as of October 31, 2019 by and among Open Text ULC, Open Text Holdings, Inc. and the Company, as borrowers, the guarantors party thereto, each of the lenders party thereto, Barclays Bank PLC, as administrative agent, collateral agent and swing line lender, and Royal Bank of Canada, as documentary credit lender, as further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Net Debt” of any Person means, at any date of determination, (a) Indebtedness secured by a Lien on any property or asset now owned or hereafter acquired by such Person (including, for the avoidance of doubt, any Attributable Debt in respect of a Sale/Leaseback Transaction), or on any income or profits therefrom, or any assignment or conveyance of any right to receive income therefrom, minus (b) the aggregate amount of cash and cash equivalents of the Company and its Subsidiaries on such date that would not appear as “restricted” on the most recent consolidated balance sheet of the Company and its Subsidiaries.

“Secured Net Debt Ratio” means, as of any date of determination, the ratio of the Company and its Subsidiaries’ Secured Net Debt, determined on a consolidated basis and in accordance with GAAP, as of that date to the Company’s Consolidated EBITDA for the Measurement Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means, collectively, any security agreements, hypothecs, intellectual property security agreements, mortgages, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents that creates or purports to create a Lien or guarantee in favor of the Notes Collateral Agent for its benefit and the benefit of the Trustees and the Holders, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Series” has the meaning ascribed to such term in the Pari Passu Intercreditor Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act and, for purposes of determining whether an Event of Default has occurred, any group of Guarantors that combined would be such a Significant Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a guarantee by a Guarantor of the Company’s obligations with respect to the Notes.

“Term Lenders” means the “Lenders” as defined in the Term Loan Credit Agreement.

“Term Loan Administrative Agent” has the meaning given to the term “Administrative Agent” specified in the Term Loan Credit Agreement.

“Term Loan Collateral Agent” means the “Collateral Agent” as defined in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” means the credit agreement, dated as of August 25, 2022, by and among Company, the lenders party thereto, the guarantors party thereto, and Barclays Bank PLC, as administrative agent and collateral agent, as further amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Term Loan Credit Documents” means the “Credit Documents” as defined in the Term Loan Credit Agreement.

“Transfer Date” means, for any transfer or sale of Notes, the date upon which that transfer or sale is completed.

“Transfer Restricted Notes” means Definitive Registered Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustees” mean the U.S. Trustee and the Canadian Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code or other personal property security legislation as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“U.S. Trustee” means The Bank of New York Mellon until a successor replaces it and, thereafter, means the successor.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.2 Other Definitions.

Term	Defined in Section
Additional Amounts	2.13(b)
Agent Members	2.1(c)
Bankruptcy Law	6.1(i)
Canadian Restricted Notes Legend	2.6(e)(i)
Change of Control Offer	4.9(b)
covenant defeasance option	8.1(b)
Cross Acceleration Provision	6.1(h)
Custodian	6.1(i)
Event of Default	6.1
Expiration Date	4.9(b)(iii)
FATCA	2.13(b)(ix)
Global Notes	2.1(b)
legal defeasance option	8.1(b)
Notes	Preamble
Notes Obligations	10.1(a)
Original Notes	Preamble
Paying Agent	2.3(a)
Principal Payment Default	6.1(h)
Purchase Date	4.9(b)(iii)
Registrar	2.3(a)
Regulation S Global Notes	2.1(b)
Relevant Taxing Jurisdiction	2.13(a)
Restricted Notes Legend	2.6(e)(i)
Rule 144A Global Notes	2.1(b)
Sale/Leaseback Transaction	4.6(a)
Tax Redemption Date	3.5
Taxes	2.13(a)

Section 1.3 Rules of Construction.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) “including” means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(viii) any reference to an “Article”, “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(ix) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(x) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(xi) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(xii) all references to the date the Notes were originally issued shall refer to the Issue Date.

(b) For the avoidance of doubt, the existence of any exception to any covenant of the Company or any Subsidiary shall not imply that the matter covered by such exception is restricted or prohibited by such covenant.

Section 1.4 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the applicable Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustees, the Company and the Guarantors, if made in the manner provided in this Section 1.4.

(b) The ownership of Notes shall be proved by the Register.

(c) The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (d) below. If any record date is set pursuant to this clause (c), the Holders on such record date, and only such

Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Trustees in writing and to each Holder in the manner set forth in Section 11.2. No act will be valid or effective for more than 90 days after the record date.

(d) The U.S. Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.1, (2) any declaration of acceleration referred to in Section 6.2, (3) any direction referred to in Section 6.5 or (4) any request to pursue a remedy referred to in Section 6.6(a)(ii). If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable expiration date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustees, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Company and to each Holder in the manner set forth in Section 11.2. No act will be valid or effective for more than 90 days after the record date.

(e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(f) Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action under this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(g) The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action under this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable expiration date. No act will be valid or effective for more than 90 days after the record date.

(h) With respect to any record date set pursuant to this Section 1.4, the party hereto that sets such record date may designate any day as the “expiration date” and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.2, on or prior to both the existing and the new expiration date. If an expiration date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto which set such record date shall be deemed to have initially designated the 30th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date as provided in this clause (h). No changed expiration date shall be more than 90 days from the initial expiration date.

(i) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by either of the Trustees, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE 2

THE NOTES

Section 2.1 Form and Dating.

(a) The (i) Original Notes and the U.S. Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Notes) and the U.S. Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company but which notation, legend or endorsement does not affect the rights, duties or obligations of either of the Trustees). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The terms of the Notes set forth in the Exhibits hereto are part of the terms of this Indenture. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes issued on the Issue Date shall be (A) offered and sold by the Company pursuant to the

Purchase Agreement and (B) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S and in compliance with Canadian Securities Laws. Such Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S and in compliance with Canadian Securities Laws. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time in accordance with the provisions of this Indenture and applicable law.

(b) Global Notes. Notes offered and sold in their initial distribution in reliance on Rule 144A shall be issued in the form of one or more global notes in registered form without interest coupons attached (“Rule 144A Global Notes”) deposited with the U.S. Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary, duly executed by the Company and authenticated by the U.S. Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Notes offered and sold in their initial distribution in reliance on Regulation S shall be issued in the form of one or more global notes in registered form without interest coupons attached (“Regulation S Global Notes” and, collectively with the 144A Global Notes, the “Global Notes”) deposited with the U.S. Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary, duly executed by the Company and authenticated by the U.S. Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Custodian and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

(c) Book Entry Provisions. This Section 2.1(c) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the U.S. Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the U.S. Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the U.S. Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the U.S. Trustee as the Custodian or under such Global Note, and the Depositary may be treated by the Company, the U.S. Trustee and any agent of the Company or the U.S. Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the U.S. Trustee or any agent of the Company or the U.S. Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

(d) Definitive Registered Notes. Except as otherwise provided herein, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Registered Notes.

Section 2.2 Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the U.S. Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the U.S. Trustee manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the U.S. Trustee shall authenticate and deliver $1.0 billion of 6.900% Senior Secured Notes due 2027 and, at any time and from time to time thereafter, the U.S. Trustee shall authenticate and deliver Additional Notes in an aggregate principal amount specified in a Company Order. Such Company Order shall specify the amount of the Additional Notes to be authenticated and the date on which the issue of Additional Notes is to be authenticated. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The U.S. Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the U.S. Trustee may do so. Each reference in this Indenture to authentication by the U.S. Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

The U.S. Trustee shall receive a Company Order in connection with all requests to authenticate Notes under this Indenture.

Section 2.3 Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Company initially appoints the U.S. Trustee as Registrar and Paying Agent for the Global Notes, for which the U.S. Trustee shall be Custodian.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustees in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the U.S. Trustee shall act as such and shall be entitled to appropriate compensation and indemnification therefor pursuant to Section 7.7. The Company or any of its domestically organized wholly owned Subsidiaries may act as Paying Agent (prior to an Event of Default), Registrar, co-registrar or transfer agent.

(c) The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustees; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustees and the passage of any waiting or notice periods required by the procedures of the Depositary or (ii) written notification to the Trustees that the U.S. Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon 30 days’ written notice to the Company and the Trustees.

Section 2.4 Paying Agent To Hold Money in Trust. No later than the Business Day prior to each due date of the principal, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a wholly owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the U.S. Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustees all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes and shall notify the Trustees in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the U.S. Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the U.S. Trustee.

Section 2.5 Holder Lists. The U.S. Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the U.S. Trustee is not the Registrar, the Company shall furnish to the U.S. Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the U.S. Trustee may request in writing, a list in such form and as of such date as the U.S. Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Registered Notes. When Definitive Registered Notes are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Registered Notes; or

(y) to exchange such Definitive Registered Notes for an equal principal amount of Definitive Registered Notes of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Registered Notes surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) in the case of Transfer Restricted Notes that are Definitive Registered Notes, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, a prospectus qualified under Canadian Securities Laws or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse side of the Note);

(B) if such Transfer Restricted Notes are being transferred to the Company, a certification to that effect (in substantially the form set forth on the reverse side of the Note); or

(C) if such Transfer Restricted Notes are being transferred pursuant to an exemption from registration in reliance upon an exemption from the registration requirements of the Securities Act or an exemption from the prospectus requirement under Canadian Securities Laws, (1) a certification to that effect (in the form set forth on the reverse side of the Note) and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(e)(i).

(b) Restrictions on Transfer of a Definitive Registered Note for a Beneficial Interest in a Global Note. A Definitive Registered Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the U.S. Trustee of a Definitive Registered Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the U.S. Trustee, together with:

(i) certification (in the form set forth on the reverse side of the Note) that such Definitive Registered Note is being transferred (A) to the Company, (B) to the Registrar for registration in the name of a Holder, without transfer, (C) pursuant to an effective registration statement under the Securities Act or a prospectus qualified under Canadian Securities Laws, (D) to a QIB in accordance with Rule 144A, or (E) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act (other than as provided by Rule 144) under the Securities Act and in compliance with Canadian Securities Laws, as applicable; and

(ii) written instructions directing the U.S. Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the U.S. Trustee shall cancel such Definitive Registered Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the U.S. Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the U.S. Trustee of (1) a certification in the form provided on the reverse side of the Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and in compliance with Canadian Securities Laws, as applicable, and (2) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(e)(i).

(i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.7), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Restrictions on Transfer of Regulation S Global Notes.

(i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) in an offshore transaction in accordance with Regulation S, or (D) pursuant to an effective registration statement under the Securities Act or a prospectus qualified under Canadian Securities Laws, in each case in accordance with any applicable securities laws of any state of the United States and in compliance with Canadian Securities Laws. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the U.S. Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law, including Canadian Securities Laws, and the other terms of this Indenture.

(e) Legend.

(i) Each Note certificate evidencing the Global Notes and the Definitive Registered Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend;” and the sixth paragraph of which is herein referred to as the “Canadian Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY

INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS

[IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),]

[IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,]

ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE U.S. TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) or (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS

USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ORIGINAL DISTRIBUTION DATE OF THE NOTES].

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Registered Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Registered Note that does not bear the Restricted Notes Legend and the Definitive Registered Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Notes) and, if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.6(e)(i).

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(iv) Notwithstanding anything in this Indenture to the contrary, the Canadian Restricted Notes Legend will appear on any Original Notes or Additional Notes that are issued prior to the date specified on the Canadian Restricted Notes Legend unless the Canadian Restricted Notes Legend is no longer required under any applicable Canadian Securities Laws.

(f) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Registered Notes, redeemed, repurchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the U.S. Trustee in accordance with its customary procedures. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Registered Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the U.S. Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the U.S. Trustee or the Custodian, to reflect such reduction.

(g) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the U.S. Trustee shall authenticate Definitive Registered Notes and Global Notes at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.7, 4.9 and 9.4 of this Indenture).

(iii) The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to any date fixed for the redemption of such notes, for a period of 15 days immediately prior to the date fixed for selection of such Notes to be redeemed in part, for a period of 15 days prior to the record date with respect to any interest payment date applicable to such Notes; or which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

(iv) Prior to the due presentation for registration of transfer of any Note, the Company, the U.S. Trustee, the Paying Agent, the Registrar or any co-registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (whether or not such Note is overdue) and none of the Company, the U.S. Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(h) No Obligation of the Trustees.

(i) The Trustees shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustees may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including without limitation any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Transfer.

Any purported transfer of such Note, or any interest therein to a purchaser or transferee that does not comply with the requirements specified in this Section 2.6 will be of no force and effect and shall be null and void ab initio.

Section 2.7 Definitive Registered Notes.

(a) The U.S. Trustee shall promptly exchange a Global Note deposited with the Depositary or with The Bank of New York Mellon, as Custodian pursuant to Section 2.1 of this Indenture for Definitive Registered Notes to be transferred to the beneficial owners thereof in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustees in writing that it elects to cause the issuance of Definitive Registered Notes under this Indenture.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.7 shall be surrendered by the Depositary to the U.S. Trustee, to be so transferred, in whole or from time to time in part, without charge, and the U.S. Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Registered Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.7 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Definitive Registered Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.6(e), bear the Restricted Notes Legend.

(c) Subject to the provisions of Section 2.7(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.7(a)(i), (ii) or (iii), the Company shall promptly make available to the U.S. Trustee a reasonable supply of Definitive Registered Notes in fully registered form without interest coupons.

Section 2.8 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if a Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the U.S. Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the UCC are met, such that the Holder (i) notifies the Company and the U.S. Trustee of such loss, destruction or wrongful taking within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) requests a replacement Note from the Company and the U.S. Trustee prior to the Note being acquired by a protected purchaser and (iii) satisfies any other reasonable requirements of the Company and the U.S. Trustee. If required by the U.S. Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the U.S. Trustee to protect the Company, the U.S. Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Note is replaced. The Company and the U.S. Trustee may charge the Holder for their expenses in replacing a Note.

Section 2.9 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the U.S. Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustees and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereon) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10 Temporary Notes. In the event that Definitive Registered Notes are to be issued under the terms of this Indenture, until such Definitive Registered Notes are ready for delivery, the Company may prepare and the U.S. Trustee, upon receipt of a Company Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the U.S. Trustee shall authenticate Definitive Registered Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

Section 2.11 Defaulted Interest. If the Company defaults in payment of interest on the Notes, the Company will pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company will fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustees and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12 Cancellation. The Company at any time may deliver Notes to the U.S. Trustee for cancellation and the U.S. Trustee shall cancel such Notes in accordance with its customary procedures. The Registrar and the Paying Agent shall forward to the U.S. Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The U.S. Trustee or, at the direction of the U.S. Trustee, the Registrar or the Paying Agent and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the U.S. Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the U.S. Trustee for cancellation. The U.S. Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.13 Additional Amounts.

(a) The Company and any Guarantor are required to make all payments on the Notes free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (hereinafter “Taxes”) imposed or levied by or on behalf of the government of the country in which the Company or Guarantor and any successor thereof is organized or incorporated or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Company or any Guarantor is otherwise resident for tax purposes or the jurisdiction of any Paying Agent (each, a “Relevant Taxing Jurisdiction”), unless the Company or a Guarantor or Paying Agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b) If the Company, or any Guarantor, or a Paying Agent is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes, the Company or any Guarantor will be required to pay such additional amounts (“Additional Amounts”) with respect to the Notes as may be necessary so that the net amount received by any Holder or beneficial owner (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner and the Relevant Taxing Jurisdiction (including a connection between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership or corporation, and the Relevant Taxing Jurisdiction) including, without limiting the generality of the foregoing, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, partner, member, shareholder, or possessor) of the Notes being or having been a citizen, resident, or national thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii) any estate, inheritance, gift, sales, transfer or personal property tax or similar Taxes;

(iii) any withholding or deduction in respect of the Notes (a) presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant note to any other paying agent, or (b) where the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the notes for payment within 30 days after the date on which such payment on the notes became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the notes been presented on the last day of such 30-day period);

(iv) any Taxes imposed with respect to any payment of principal (or premium, if any) or interest on the Notes by the Company or any Guarantor to any Holder or beneficial owner who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder or beneficial owner of such Notes;

(v) any Taxes that are payable other than by deduction or withholding from payments made under or with respect to the Notes;

(vi) any Taxes that would not have been imposed but for the failure of the Holder and/or beneficial owner (a) to comply with the Company’s or the Paying Agent’s request in writing at least 30 days before any withholding for such Taxes to the Holder to provide certification, documentation, information or other evidence concerning the nationality, residence, entitlement to treaty benefits, identity, direct or indirect ownership of or investment in the Notes, or connection with the Relevant Taxing Jurisdiction of the Holder and/or beneficial owner of such Notes, or (b) to make any valid or timely declaration or similar claim or satisfy any other reporting requirement or to provide any information relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction;

(vii) any Taxes that are required to be deducted or withheld from any payment under or in respect of the Notes as a consequence of the Holder or beneficial owner of Notes or the recipient of the interest payable on the Notes not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Company or any Guarantor at the time of making any such payment;

(viii) any Taxes that are required to be deducted or withheld from any payment under or in respect of the Notes as a consequence of the Holder or beneficial owner of the Notes being at any time a ‘‘specified non-resident shareholder’’ (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Company or at any time not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of the Company or as a consequence of the payment being deemed to be a dividend under the Income Tax Act (Canada);

(ix) any Taxes payable under section 1471 through 1474 of the Code (or any successor or amended versions thereof), any regulations or other official guidance thereunder, or any agreement (including any intergovernmental agreement or any law implementing such governmental agreement) entered into in connection therewith (“FATCA”);

(x) any Taxes or penalties arising from the Holder’s or beneficial owner’s failure to comply with the Holder’s or beneficial owner’s obligations imposed under Part XVIII of the Income Tax Act (Canada), the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or the similar provisions of legislation of any other jurisdiction that has entered into an agreement with the United States of America to provide for the implementation of FATCA based reporting; or

(xi) any combination of, or any Taxes arising from a combination of the factors described in, (i) to (x) above.

(c) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional

Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the U.S. Trustee and paying agent for the affected Notes an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the U.S. Trustee or paying agent, as the case may be, to pay such Additional Amounts to Holders and beneficial owners of such Notes on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(d) The Company or the applicable Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will provide the U.S. Trustee with official receipts or, if notwithstanding the efforts of the Company official receipts are not obtainable, other documentation reasonably satisfactory to the U.S. Trustee, evidencing the payment of any Tax so deducted or withheld for each Relevant Taxing Jurisdiction imposing such Taxes. The Company will attach to each official receipt or other documentation a certificate stating (x) that the amount of such Tax evidenced by the official receipt or other documentation was paid in connection with payments in respect of the principal amount of such Notes then outstanding and (y) the amount of such Tax paid per $1,000 of principal amount of such Notes.

(e) Whenever reference is made in this Indenture, in any context, to (i) the payment of principal, (ii) redemption prices or purchase prices in connection with a redemption or purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to the Notes, such reference will be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are or would be payable in respect thereof.

(f) The Company will pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise in any jurisdiction from the execution, delivery or registration of, or enforcement of rights under, this Indenture or any related document.

(g) The obligations described under this Section 2.13 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

(h) The Company and the Guarantors shall indemnify and hold harmless the Trustees for the amount of any Taxes in respect of which the Company, or any Guarantor, is required to pay Additional Amounts pursuant to Section 2.13(b) that are levied or imposed and paid by the Trustees as a result of payments made under or with respect to the Notes or any Subsidiary Guarantee, including any reimbursements under this clause 2.13(h).

Section 2.14 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the U.S. Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will advise the U.S. Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Notes.

Section 2.15 Issuance of Additional Notes. After the Issue Date, the Company will be entitled to issue Additional Notes under this Indenture, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, original interest accrual date and original interest payment date. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase; provided, however, that such Additional Notes will not be issued under the same CUSIP as the outstanding Notes unless such Additional Notes are part of the same “issue” for U.S. Federal income tax purposes, are issued pursuant to a “qualified reopening” of the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. Federal income tax purposes.

With respect to any Additional Notes, the Company will set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustees, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.16 Computation of Interest.

(a) Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) For purposes of the Interest Act (Canada), whenever any interest or fee under the Notes or this Indenture is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under the Notes or this Indenture. The rates of interest stipulated in the notes and this Indenture are intended to be nominal rates and not effective rates or yields.

(c) Notwithstanding anything to the contrary herein, the Trustees shall not have any duty or obligation to calculate any interest, defaulted interest or premium on or with respect to the Notes.

ARTICLE 3

REDEMPTION

Section 3.1 Notices to the Trustees. If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustees in writing of the redemption date and the principal amount of Notes to be redeemed.

The Company shall give each notice to the Trustees provided for in this Section 3.1 at least 10 days before the redemption date unless the Trustees consent to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption shall comply with the conditions herein. Any such notice may be canceled by written notice of the Company to the Trustees at any time prior to notice of such redemption being mailed to any Holder pursuant to Section 3.4 and shall thereby be void and of no effect.

Section 3.2 Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, selection of the Notes for redemption will be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed but are in global form, then by lot or otherwise in accordance with the procedures of the Depositary or if the Notes are not listed and not in global form on a pro rata basis, by lot, although no note of $2,000 in original principal amount or less will be redeemed in part.

Notes and portions of them selected for redemption shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, to the extent practicable. The Company will redeem Notes in principal amounts of $2,000 or less in whole and not in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. If the Notes are being redeemed other than on a pro rata basis, the U.S. Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.3 Effect of Notice of Redemption. Once a notice of redemption has been sent under Section 3.4 or Section 3.8, Notes that are to be redeemed in accordance with such notice and the terms of this Article 3 shall become due and payable on the redemption date; subject to the satisfaction of any conditions in connection with the redemption. With respect to registered Notes issued in global form, the principal amount of such Note or Notes will be adjusted in accordance with the Applicable Procedures. Upon surrender to the Paying Agent, such Notes shall be paid under the terms stated in Section 3.6; provided that if the redemption date is after a record date for the payment of interest and on or prior to the related Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.4 Notice of Redemption.

(a) At least 10 days but not more than 60 days before a date for redemption of Notes, the Company will mail (in the case of Definitive Registered Notes) a notice of redemption by first-class mail (or otherwise deliver in accordance with the applicable procedures of the

Depositary) to each Holder of Notes to be redeemed at such Holder’s registered address, except that redemption notices may be mailed (or otherwise delivered in accordance with the applicable procedures of the Depositary) more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) if fewer than all the outstanding Notes are to be redeemed (and if other than on a pro rata basis), the identification numbers and principal amounts (which amounts may be stated as a ratio of the amount to be redeemed per $1,000 principal amount outstanding) of the particular Notes to be redeemed;

(vi) that, unless the Company defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix) the conditions, if any, applicable to such redemption.

(b) At the Company’s request, upon written notice provided to the U.S. Trustee at least 10 days (unless a shorter period is satisfactory to the U.S. Trustee) prior to the date the redemption notice must be given to the Holders, the U.S. Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company will provide the U.S. Trustee with the information required by this Section 3.4 and a copy of the proposed notice of redemption to be mailed to the Holders.

(c) Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Company’s discretion, the redemption date may be delayed until such time (provided, however, that any redemption date will not be more than 60 days after the date of the notice of redemption) as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustees prior to the close of business one Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the U.S. Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.5 Tax Redemption. The Notes may be redeemed, at the option of the Company, in whole but not in part, at any time upon giving not less than 15 nor more than 60 days’ written notice to the Holders (which notice shall be irrevocable) in accordance with Section 3.4 hereof, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed by the Company for redemption (the “Tax Redemption Date”) if, as a result of (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation (including a proposed change or amendment that, if enacted, will be effective prior to the enactment date); or (b) any change in the existing official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application, administration or interpretation is announced or becomes effective on or after the Issue Date, the Company or any Guarantor, as the case may be, is, or on the next interest payment date would be, required to pay any Additional Amounts with respect to any payment due or becoming due under the Notes or this Indenture and such requirement cannot be avoided by the taking of reasonable measures by the Company or a Guarantor, as determined in good faith by the relevant Board of Directors. Prior to the publication and mailing of any notice of redemption of the notes pursuant to this Section 3.5, the Company will deliver to the Trustees an Opinion of Counsel reasonably acceptable to the Trustees and setting forth in reasonable detail the circumstances giving rise to such right of redemption pursuant to clause (a) or (b) above. The provisions described under this Section 3.5 will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein. Any Notes that are redeemed pursuant to this Section 3.5 shall be cancelled.

Section 3.6 Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time on the relevant redemption date, the Company will deposit with the Paying Agent (or, if the Company or a wholly owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, and “make-whole” amount, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Company to the U.S. Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, and”make-

whole” amount, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

Section 3.7 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, if such Note is in certificated form, the Company shall execute and the Trustees shall authenticate for the Holder (at the Company’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.8 Special Mandatory Redemption.

(a) If the Acquisition is not completed by, or if we determine, in our reasonable judgment, that the Acquisition will not be completed on or before May 31, 2023, or where such date must be extended to comply with the requirements of the UK Panel on Takeovers and Mergers, such later date that is no later than: (a) where the Acquisition proceeds by way of a Scheme (as defined in the Term Loan Credit Agreement), the date that is six weeks after May 31, 2023; or (b) where the Acquisition proceeds by way of an Offer (as defined in the Term Loan Credit Agreement), the date that is eight weeks after May 31, 2023 (the “Outside Date”) (the “Special Mandatory Redemption Event”), then the Company will, on the Special Mandatory Redemption Date, redeem the Notes (the “Special Mandatory Redemption”) at a redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the principal amount of Notes, plus accrued and unpaid interest from the Issue Date to, but not including, the Special Mandatory Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). “Special Mandatory Redemption Date” means the date that is five Business Days after the Special Mandatory Redemption Notice Date.

(b) Notice of the Special Mandatory Redemption will be delivered by the Company electronically or mailed by first-class mail postage prepaid (or otherwise delivered in accordance with the applicable procedures of DTC (as defined below)), no later than three Business Days following a Special Mandatory Redemption Event to each Holder at its registered address and the Trustees (such date of mailing or delivery, the “Special Mandatory Redemption Notice Date”). All notices of the Special Mandatory Redemption shall state:

(i) the Special Mandatory Redemption Date;

(ii) the Special Mandatory Redemption Price;

(iii) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price shall become due and payable;

(iv) the place or places where the Notes are to be surrendered for payment of the Special Mandatory Redemption Price;

(v) that the Notes shall cease to bear interest on and after the Special Mandatory Redemption Date; and

(vi) the CUSIP and/or ISIN numbers, if any, printed on the Notes; provided, however, that such notice may state that no representation is made as to the correctness of such numbers.

ARTICLE 4

COVENANTS

Section 4.1 Payment of Notes. The Company shall promptly pay the principal of and interest, and “make-whole” amount, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest, and “make-whole” amount, if any, shall be considered paid on the date due if on such date the U.S. Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the U.S. Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified in the Notes to the extent lawful, and it shall pay interest on overdue installments of interest and overdue “make-whole” amount, if any, at the same rate to the extent lawful.

Section 4.2 Reports.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustees and the Holders with:

(i) within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, Form 40-F or Form 20-F, or any successor or comparable form, filed with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q or Form 6-K, or any successor or comparable form, filed with the SEC, including, whether or not required, unaudited quarterly financial statements (which will include at least a balance sheet, income statement and cash flow statement) and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section; and

(iii) within the later of 4 Business Days and the applicable number of days specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports, in each case in a manner that complies in all material respects with the requirements specified in such form.

(b) In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company shall furnish to Holders, securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The reports required by this covenant need not include any separate financial statements of Guarantors or information required by Rule 3-10 or 3-16 of Regulation S-X (or any successor regulations). The delivery to the Trustees and the Holders by electronic means or the filing of documents pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed to be provided to the Trustees and the Holders as of the time such documents are filed via the EDGAR system for purposes of this covenant. The requirements set forth in Section 4.2(a), this Section 4.2(b) and Section 4.2(c) may be satisfied by posting copies of such information on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access is given to the Trustees, Holders and prospective purchasers of the Notes. The Trustees shall have no responsibility whatsoever to determine if such filings have been made. The Trustees shall not be deemed to have constructive notice of any information contained, or determinable from information contained, in any reports referred to above, including the Company’s compliance with any of its covenants in this Indenture (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates). Neither of the Trustees shall be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s, any Guarantor’s or any other Person’s compliance with the covenants described herein or with respect to any reports or other documents filed under this Indenture.

(c) If any of the Company’s Subsidiaries is not a Guarantor and such Subsidiaries, either individually or collectively, would constitute 10% of the Consolidated EBITDA of the Company and its Subsidiaries for any fiscal year or 10% of the total assets of the Company and its Subsidiaries (as set forth on the most recent consolidated balance sheet of the Company and its Subsidiaries), within the time period specified in Section 4.2(a) for annual reports, the Company shall provide to the Trustees and the Holders, financial information with respect to such Subsidiaries that are not Guarantors collectively consistent with the financial information included in the Offering Memorandum with respect to Subsidiaries that are not Guarantors.

(d) In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations under this Section 4.2 to provide consolidated financial information of the Company by furnishing consolidated financial information relating to such parent in the manner prescribed in Sections 4.2(a) and (b); provided that (i) such financial statements are accompanied by consolidating financial information for such parent and the Company in the manner prescribed by the SEC or (ii) such parent is not engaged in any business in any material respect other than such activities as are incidental to its ownership, directly or indirectly, of the Capital Stock of the Company.

(e) Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with its obligations under this Section 4.2 until 60 days after the date any report or other information is due hereunder.

Section 4.3 Compliance Certificate. The Company shall deliver to the Trustees within 120 days after the end of each fiscal year of the Company an Officers’ Certificate to the effect that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure.

Section 4.4 After-Acquired Collateral; Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents and this Indenture, the Company and the Guarantors shall from time to time at their expense duly authorize, execute and deliver to the Notes Collateral Agent such further instruments and documents and take such further action as is reasonable for the purpose of obtaining or preserving the full benefits granted or intended to be granted to the Notes Collateral Agent in favor of the Holders by the Security Documents and of the rights and remedies therein granted to the Notes Collateral Agent, including the filing of financing statements or other documents under any law with respect to the Liens created thereby; provided that no such actions shall be required by the Company or the Guarantors, as applicable, to the extent that such action is not required to be taken by the Company or the Guarantors, as applicable, under the Term Loan Credit Agreement. Changes to law may require the execution and delivery of different forms of documentation, created or intended to be created by the Security Documents in the Collateral, and accordingly the Notes Collateral Agent shall have the right (acting reasonably) to require that the Indenture or the Security Documents, as applicable, be amended, supplemented or replaced (and the Company shall duly authorize, execute and deliver to the Notes Collateral Agent any such amendment, supplement or replacement reasonably requested by the Notes Collateral Agent with respect to any of the Indenture or the Security Documents, as applicable) within 30 days of written request therefor (i) to reflect any Change in Law, whether arising as a result of statutory amendments, court decisions or otherwise; (ii) to facilitate the creation and registration of appropriate forms of security in applicable jurisdictions; or (iii) to confer upon the Notes Collateral Agent Liens similar to the Liens created or intended to be created by the Term Loan Credit Documents; and the Notes and Security Documents shall be amended, supplemented or replaced accordingly to reflect any such changes.

(b) Subject to the applicable limitations set forth in the Security Documents and this Indenture, if the Company or a Guarantor acquires property that is not automatically subject to a perfected Lien under the Security Documents and such property constitutes or would constitute Collateral or an entity becomes a Guarantor, then the Company or such Guarantor will reasonably promptly provide for security over such property (or, in the case of a new guarantor, its assets of the type that would constitute Collateral under the Security Documents) in favor of the Notes Collateral Agent and deliver certain joinder agreements or supplements as required by this Indenture and the Security Documents and take all actions required by the Security Documents and this Indenture to perfect the Liens created by the Security Documents. Notwithstanding anything herein or in the Security Documents to the contrary, in no event shall any security interests in such property be required to be created or perfected pursuant to this clause (b) if such security interests are not required to be created or perfected under the Term Loan Credit Documents or the security agreements entered into in connection thereto.

Section 4.5 Limitation on Liens.

(a) Neither the Company nor any of the Guarantors may create, incur, assume or otherwise have outstanding any Lien upon any Collateral, or upon the shares of capital stock or debt of any of the Guarantors held directly by the Company or any Guarantor, whether such Collateral is owned by the Company or the Guarantors on the Issue Date or acquired in the future, to secure any Indebtedness of the Company or any of the Guarantors.

(b) The restrictions on creating, Incurring, assuming or having outstanding any Lien in Section 4.5(a) shall not apply to:

(i) Liens securing Indebtedness of the Company or its Subsidiaries under any Credit Facilities (including, for the avoidance of doubt, indebtedness under the Credit Agreements) in an aggregate principal amount at any one time outstanding not to exceed the greater of (A) $5.5 billion and (B) 215% of the Consolidated EBITDA of the Company for the most recently completed Measurement Period on or prior to the date of determination (it being understood that, in determining whether Liens securing additional indebtedness may be incurred under this clause (i), the principal amount of indebtedness that would be outstanding under this clause (i) after giving effect to such incurrence shall include any indebtedness secured by Liens incurred and outstanding pursuant to clause (vii) in refinancing, extending, renewing, altering and replacing liens originally incurred and outstanding under subclause (B) of this clause (i) (or refinancing, extensions, renewals, alterations or replacements thereof));

(ii) Liens in favor of the Company or any of its Subsidiaries;

(iii) Liens on property or assets (plus improvements, accessions or proceeds thereon) to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving such property or assets, or to secure indebtedness incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 360 days after the later of (A) the completion of the acquisition, substantial repair or alteration, construction, development or substantial improvement of such property or assets or (B) the placing in operation of such property or assets or of such property or assets as so substantially repaired or altered, constructed, developed or substantially improved;

(iv) Liens existing on property or assets at the time of its acquisition or existing on property or assets of a Person at the time such Person is merged into, amalgamated with or consolidated with the Company or any Subsidiary or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition, merger, amalgamation, consolidation or investment and do not extend to any property or assets other than such acquired property or assets or those of the Person merged into, amalgamated with or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(v) any Lien required to be given or granted by any Subsidiary of the Company pursuant to the terms of any agreement entered into by such Subsidiary prior to the date on which it became a Subsidiary; provided that any such Lien does not extend to any other property or asset, other than improvements, accessions or proceeds in respect of the property or asset subject to such Lien;

(vi) Liens existing as of the Issue Date (including Liens on improvements, accessions or proceeds in respect of property or assets secured by such Liens as of the Issue Date and on after-acquired property or assets required to be secured pursuant to the terms of the relevant Indebtedness on the Issue Date), other than Liens securing indebtedness and other obligations of the Company or its subsidiaries under the Credit Agreements;

(vii) extensions, renewals, alterations, refinancings or replacements of any Lien referred to in the preceding clauses (i)(B) and (iii) through (vi) above and clause (xxv) below; provided, however, that (A) the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or replacement plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such extension, renewal, alteration or replacement and (B) such extension, renewal, alteration refinancing or replacement shall be limited to all or a part of the property or assets whether now existing or hereafter acquired which secured the Lien so extended, renewed, altered or replaced (plus improvements, accessions or proceeds in respect of such property or assets and after-acquired property or assets required to be secured pursuant to the terms of such Indebtedness);

(viii) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens, arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required under GAAP;

(ix) Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder and Liens on cash deposits held in escrow accounts pursuant to the terms of any purchase agreement permitted hereunder;

(x) Liens securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(xi) banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities accounts and cash management arrangements) maintained by the Company or its Subsidiaries;

(xii) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(xiii) deposits to secure the performance of tenders, bids, trade contracts and leases, statutory or regulatory obligations, surety bonds, insurance obligations, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(xiv) minor defects or minor imperfections in title and zoning, land use and similar restrictions and easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(xv) Liens securing judgments not constituting an Event of Default under Section 6.1(i), or securing appeal or other surety bonds related to such judgments;

(xvi) Liens for taxes, assessments or other governmental charges or levies not yet due or, which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(xvii) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries or (B) secure any indebtedness for borrowed money;

(xviii) any interest or title of (A) a lessor or sublessor under any lease or sublease or (B) a licensor or sublicensor under any license or sublicense, in each case entered into in the ordinary course of business, so long as such interest or title relate solely to the property or assets subject thereto;

(xix) Liens of a collecting bank arising under Section 4-208 (or its equivalent) of the UCC of any applicable jurisdiction on items in the course of collection and documents and proceeds related thereto;

(xx) Liens arising from precautionary filings of financing statements under the UCC or PPSA of any applicable jurisdiction in respect of operating leases or consignments entered into by the Company or its Subsidiaries in the ordinary course of business;

(xxi) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sales of goods entered into by the Company or its Subsidiaries in the ordinary course of business;

(xxiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxiv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxv) Liens securing the Notes issued on the Issue Date and replacement Notes therefor (including any guarantees relating to the foregoing); and

(xxvi) other Liens (including successive extensions, renewals, alterations or replacements thereof) not excepted by clauses (i) through (xxv) above; provided that after giving effect thereto, Exempted Debt does not exceed the greater of (A) $300 million and (B) an amount such that, after giving effect to such other Liens, the Secured Net Debt Ratio does not exceed 2.75 to 1.0, after giving effect to such Incurrence and the application of the proceeds therefrom.

(c) In the event that a Lien meets the criteria of more than one of the clauses of Section 4.5(b), the Company, in its sole discretion, shall be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this Section 4.5. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant to any clause of Section 4.5(b) may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) shall be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

(d) For purposes of this Section 4.5:

(i) accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of the Indebtedness secured by the relevant Lien;

(ii) in determining compliance with any U.S. dollar-denominated restriction on the securing of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred;

(iii) the maximum amount of Indebtedness that the Company and its Subsidiaries may secure shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies; and

(iv) the Company may elect, at any time, with respect to any revolving indebtedness that is secured by any relevant Liens, to either (A) give pro forma effect to the Incurrence of the entire committed amount of such indebtedness at such time, in which case, if the securing of the Incurrence of such entire amount by any relevant Liens would be permitted under clauses (i) or (xxvi) of Section 4.5(b) at such time after giving such pro forma effect, such committed amount may thereafter be borrowed or reborrowed and secured by such relevant Liens pursuant to such clauses (i) or (xxvi) of Section 4.5(b), in whole or in part, from time to time, without re-testing compliance, or (B) give pro forma effect to the Incurrence of the amount drawn at such time under such revolving indebtedness in which case, if the securing of the Incurrence of such drawn amount by any relevant Liens would be permitted under clauses (i) or (xxvi) of Section 4.5(b) at such time after giving such pro forma effect, such drawn amount may thereafter be borrowed or reborrowed and secured by such relevant Liens pursuant to such clauses (i) or (xxvi) of Section 4.5(b), in whole or in part, from time to time, without re-testing compliance; provided that, at any time, such entire committed amount, in the case of an election pursuant to clause (A), or such drawn amount, in the case of an election pursuant to clause (B), will be deemed to be outstanding under such clauses (i) or (xxvi) for all purposes. The Company may revoke an election pursuant to this paragraph at any time, at which time the entire drawn outstanding amount of such revolving indebtedness will be deemed to be Incurred and secured by any relevant Liens at such time.

Section 4.6 Limitation on Sale/Leaseback Transactions.

(a) Neither the Company nor any of the Guarantors may engage in a transaction with any Person (other than the Company or a Guarantor) providing for the leasing by the Company or any Guarantor of any Collateral (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(i) this Indenture would have allowed the Company or any of the Guarantors to create a Lien on such Collateral to secure debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction without securing the Notes pursuant to the terms of Section 4.5; or

(ii) within 360 days, the Company or any Guarantor applies an amount equal to the net proceeds of such sale or transfer to:

(A) the voluntary retirement of any Indebtedness of the Company or its Subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, which is senior to or ranks equally with the Notes in right of payment and owing to a Person other than the Company or any Affiliate of the Company; or

(B) the purchase of additional property that will constitute or form a part of Collateral and which has a fair market value at least equal to the net proceeds of such sale or transfer.

(b) Notwithstanding Section 4.6(a) above, the Company or any Guarantor may enter into a Sale/Leaseback Transaction which would otherwise be subject to the restrictions of Section 4.6(a) above so as to create an aggregate amount of Attributable Debt after giving effect thereto that does not, together with all Exempted Debt, exceed the greater of (A) $300 million and (B) an amount such that, after giving effect to such other Attributable Debt, the Secured Net Debt Ratio does not exceed 2.75 to 1.0, after giving effect to such Incurrence and the application of the proceeds therefrom.

(c) Section 4.6 does not apply to transactions:

(i) involving a lease which will not exceed three years, including renewals (or which may be terminated by the Company or the applicable Guarantor within a period of not more than three years);

(ii) involving a lease of Collateral executed by the time of, or within 12 months after, the latest of the acquisition, completion of construction, or commencement of operations of such Collateral;

(iii) that were for the sale and leasing back to the Company or a Subsidiary any Collateral; or

(iv) that were entered into prior to, or within 12 months of, the Issue Date.

(d) For purposes of this Section 4.6:

(i) in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale/Leaseback Transaction was Incurred; and

(ii) the maximum amount of Attributable Debt that the Company or any Subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 4.7 Limitation on Non-Guarantor Subsidiary Debt.

(a) The Company shall not cause or permit any Subsidiary that is not a Guarantor (i) to guarantee the obligations of, or become a co-borrower with, the Company or any Guarantor, under any Credit Facility of the Company or any Guarantor or (ii) to create, assume, Incur or issue any Material Indebtedness or guarantee any Material Indebtedness of the Company or another Guarantor, unless, in the case of clause (i) or (ii), within 30 days thereof, the Company causes such Subsidiary to become a Guarantor by executing and delivering a Guarantee Agreement.

(b) Clause (ii) of Section 4.7(a) shall not apply to the following items of Indebtedness:

(i) Indebtedness existing as of the Issue Date and refinancing or replacement Indebtedness in respect thereof so long as the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement;

(ii) Indebtedness of a Person existing at the time such Person is merged with or into, amalgamated with, or is consolidated into, a Subsidiary of the Company, or which is assumed by a Subsidiary of the Company in connection with an acquisition of substantially all the assets of such Person, so long as such Indebtedness was not created in anticipation of such merger, amalgamation, consolidation or acquisition, and refinancing or replacement Indebtedness in respect thereof, so long as the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement;

(iii) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company, so long as such Indebtedness was not incurred in anticipation of such Person becoming a Subsidiary of the Company, and refinancing or replacement Indebtedness in respect thereof, so long as the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement;

(iv) purchase money obligations and refinancing or replacement Indebtedness in respect thereof, so long as the principal amount thereof does not exceed the principal amount of the Indebtedness being refinanced or replaced plus accrued and unpaid interest thereon together with any reasonable fees, premiums (including tender premiums) and expenses relating to such refinancing or replacement;

(v) Indebtedness of the Company owing to and held by any Subsidiary of the Company or Indebtedness of a Subsidiary of the Company owing to and held by the Company or any other Subsidiary of the Company;

(vi) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services, pooling arrangements or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof;

(vii) Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of any Subsidiary of the Company in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance and other social security legislation and (ii) tenders, bids, trade contracts, leases (other than capitalized lease obligations or synthetic lease obligations), statutory or regulatory obligations, surety bonds, insurance obligations, performance bonds and other obligations of a like nature;

(viii) Hedging Obligations entered into other than for speculative purposes and the financing of insurance premiums; and

(ix) Indebtedness not excepted by clauses (i) through (viii) above in an amount in the aggregate at any time outstanding not to exceed the greater of (i) $600 million and (ii) 30% of Consolidated EBITDA for the most recently completed Measurement Period on or prior to the date of determination.

(c) In the event that Indebtedness meets the criteria of more than one of the clauses of Section 4.7(b), the Company, in its sole discretion, shall be permitted to classify such Indebtedness (or portion thereof) at the time of its Incurrence in any manner that complies with this covenant. In addition, any Indebtedness (or portion thereof) originally classified as Incurred pursuant to any clause of Section 4.7(b) may later be reclassified by the Company, in its sole discretion, such that it (or any portion thereof) will be deemed to be Incurred pursuant to any other clause of Section 4.7(b) to the extent that such reclassified Indebtedness (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

(d) Indebtedness Incurred under any clause of Section 4.7(b) by a Subsidiary that subsequently becomes a Guarantor shall cease to be outstanding under such clause at such time as such Subsidiary becomes a Guarantor until such time, if any, that the Company, in its sole discretion, elects to classify or reclassify such Indebtedness as Incurred under any of such clauses to permit the release of such Guarantor’s Subsidiary Guarantee as permitted under this Indenture.

(e) For purposes of this Section 4.7:

(i) accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness;

(ii) in determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided, however, that if such Indebtedness is Incurred to refinance or replace other Indebtedness denominated in a foreign currency, and such refinancing or replacement would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement

Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or replaced; and

(iii) the maximum amount of Indebtedness that the Company and its Subsidiaries may Incur shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 4.8 [Reserved].

Section 4.9 Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 4.9(b).

(b) Within 30 days following any Change of Control Triggering Event with respect to the Notes, unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described under Section 3.4, the Company shall mail a notice by first-class mail (or otherwise deliver in accordance with the Applicable Procedures) to each Holder with copies to the Trustees (the “Change of Control Offer”) stating:

(i) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

(ii) the circumstances and relevant facts regarding such Change of Control Triggering Event;

(iii) an expiration date (which shall be no earlier than 15 days nor later than 60 days from the date such notice is mailed, the “Expiration Date”) and a settlement date for purchase (the “Purchase Date”) not more than five Business Days after the Expiration Date; and

(iv) the instructions, as determined by the Company, consistent with this Section 4.9, that a Holder must follow in order to have its Notes purchased.

(c) A Holder may tender all or any portion of its Notes pursuant to a Change of Control Offer, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the Expiration Date.

(d) The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event with respect to the Notes if: (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption that is or has become unconditional has been given pursuant to Section 3.4.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes pursuant to a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described in clause (d) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(f) A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations, including Canadian Securities Laws, in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.9 by virtue of its compliance with such securities laws or regulations.

(h) On the Purchase Date, the purchase price will become due and payable on each Note accepted for purchase pursuant to the Change of Control Offer, all Notes purchased by the Company under this Section 4.9 shall be delivered by the Company to the U.S. Trustee for cancellation and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. Interest on Notes purchased by the Company under this Section 4.9 shall cease to accrue on and after the Purchase Date.

(i) At the time the Company delivers Notes to the U.S. Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.9. A Note shall be deemed to have been accepted for purchase at the time the U.S. Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

ARTICLE 5

SUCCESSORS

Section 5.1 Consolidation, Merger and Sale of Assets. (a) The Company shall not consolidate with, amalgamate with or merge with or into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety (determined on a consolidated basis for the Company and its consolidated Subsidiaries), in one transaction or a series of related transactions, directly or indirectly, to any Person, and shall not permit any Person to consolidate with, amalgamate with or merge with or into the Company, unless:

(i) the Company shall be the surviving company in any merger, amalgamation or consolidation, or, if the Company consolidates with, amalgamates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is a corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, Canada or any province or territory thereof, Luxembourg, the United Kingdom, Ireland, Germany or France;

(ii) the successor Person, if other than the Company, expressly assumes all of the Company’s obligations in respect of this Indenture, the Security Documents and the Notes pursuant to a supplemental indenture;

(iii) if the successor Person is not the Company, each Guarantor (unless it is the other party to the transactions above) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such successor Person’s obligations in respect of this Indenture and the Notes and all such obligations under the Security Documents;

(iv) immediately after giving effect to the consolidation, amalgamation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

(v) the Company shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture and that the Notes and Indenture constitute valid and binding obligations of the successor Person, as applicable, subject to customary exceptions;

(b) No Guarantor shall consolidate with, amalgamate with or merge with or into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and shall not permit any Person to consolidate with, amalgamate with or merge with or into such Guarantor, unless:

(i) (A) such Guarantor is the surviving or acquiring Person and remains organized under the laws of the United States of America or any state thereof or in the District of Columbia or the United Kingdom or Canada or any province or territory thereof or, for any Guarantor organized outside of such jurisdictions, the jurisdiction of organization of such Guarantor; or (B) (1) the successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia or the United Kingdom or Canada or any province or territory thereof or, for any Guarantor organized outside of such jurisdictions, the jurisdiction of organization of the Guarantor with which the successor Person has consolidated, amalgamated or merged, (2) the successor Person, if other than a Guarantor, expressly assumes all of the Guarantor’s obligations in respect of this Indenture and the Notes and the Security Documents pursuant to a supplemental indenture and (3) immediately after giving effect to the consolidation, amalgamation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

(ii) the Company shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, conveyance, assignment, transfer, lease, other disposition or such supplemental indenture (if any) complies with the requirements of this Indenture and that the Subsidiary Guarantee and Indenture constitute valid and binding obligations of the successor Person, as applicable, subject to customary exceptions;

provided, however, that this Section 5.1 shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations under this Indenture and the Notes in accordance with the limitations described in Section 10.6 and to any direct or indirect consolidation, amalgamation, merger, conveyance, transfer, lease or other disposition of properties and assets between or among the Company and the Guarantors.

For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer, or other disposition of the properties and assets substantially as an entirety of one or more of the Company’s Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety.

The predecessor Person shall be released from its obligations under this Indenture and the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of its property or assets substantially as an entirety, the predecessor Person shall not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.1 Events of Default. Each of the following shall be an “Event of Default” with respect to the Notes:

(a) default for 30 days in the payment of any interest on the Notes when due;

(b) default in the payment of principal or premium, if any, on the Notes when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c) the failure by the Company to comply with any of its obligations under Section 4.9;

(d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor, as applicable, in this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement (other than a failure to comply with clause (c) above) with respect to the Notes or any guarantee relating thereto, as applicable, and such default or breach continues for a period of 60 days after written notice is given to the Company by the Trustees or to the Company and the Trustees by the Holders of 30.0% or more in aggregate principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(e) the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under this Indenture or is declared null and void in a judicial proceeding or is disaffirmed by any Guarantor that is a Significant Subsidiary;

(f) the Company or any Guarantor that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) admits in writing its inability to pay its debts as they become due;

or takes any comparable action under any foreign laws relating to insolvency;

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Guarantor that is a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Guarantor that is a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days;

(h) default under any Lien, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness exists on the Issue Date or is created after the Issue Date, which default (i) is caused by a failure to pay principal of, or premium, if any, on such Indebtedness (“Principal Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its maturity (“Cross Acceleration Provision”) without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (i) or (ii) above, 30 days or more after written notice thereof to the Company by the Trustees or to the Company and the Trustees by the Holders of at least 30.0% in aggregate principal amount of the outstanding Notes and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a principal payment default or the maturity of which has been so accelerated, aggregates $300 million (or its equivalent in other currencies) or more;

(i) the taking or entering against the Company or any of its Subsidiaries of a judgment or decree for the payment of money in excess of $300 million (or its equivalent in other currencies) in the aggregate and such judgment or decree is not paid, vacated or discharged within a period of 90 days after such judgment or degree becomes final and non-appealable;

(j) the failure by the Company to pay or cause to be paid the Special Mandatory Redemption Price on the Special Mandatory Redemption Date, if any, pursuant to Section 3.8; and

(k) other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Notes or the release of such Collateral with respect to the Notes in accordance with the terms of this Indenture and the Security Documents,

(i) in the case of any security interest with respect to any material portion of the Collateral, such security interest under the Security Documents shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable except to the extent that any such perfection or priority is not required pursuant to the Security Documents or this Indenture or results from the failure of any Authorized Representative to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; or

(ii) in the case of any security interest with respect to any material portion of the Collateral, the Company or any Significant Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any security interest under any Security Document is invalid or unenforceable.

and in each case of (i) and (ii), such default continues for 30 days after receipt of written notice given by the Trustees or the holders of not less than 30% of the aggregate principal amount of the then outstanding Notes.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation, the Bankruptcy and Insolvency Act of Canada and the United States Bankruptcy Code, 11 United States Code §§ 101 et seq. For the purposes of this Section 6.1, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustees and Notes Collateral Agent, within 30 days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g)) occurs and is continuing, the U.S. Trustee (by written notice to the Company) or the Holders of not less than 30.0% in aggregate principal amount of the outstanding Notes (by written notice to the Company and the U.S. Trustee) may, and the U.S. Trustee at the written request of such holders shall, declare the principal amount of and premium, if any, and accrued but unpaid interest and any other monetary obligations on the Notes to be due and payable immediately. Upon that declaration, the principal amount, premium, if any, and interest shall become immediately due and payable. If an Event of Default specified in Section 6.1(f) or (g) occurs, the principal, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustees or any Holders. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes by notice to either of the Trustees may rescind and annul that declaration of acceleration and its consequences if the rescission and annulment would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustees may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

Either of the Trustees may maintain a proceeding even if they do not possess any of the Notes or do not produce any of them in the proceeding. A delay or omission by the Trustees or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4 Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustees may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.5 Control by Majority. Subject to the Pari Passu Intercreditor Agreement, the Holders of a majority in aggregate principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustees or the Notes Collateral Agent in connection with the Notes. However, each Trustee or the Notes Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that each Trustee or the Notes Collateral Agent, as applicable, determines is unduly prejudicial to the rights of other Holders or would involve each Trustee or the Notes Collateral Agent, as applicable, in personal liability; provided, however, that each Trustee and the Notes Collateral Agent may take any other action deemed proper by such Trustee or the Notes Collateral Agent, as applicable, that is not inconsistent with such direction. Prior to taking any action hereunder, each Trustee and the Notes Collateral Agent shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given to the Trustees and the Notes Collateral Agent written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 30.0% in principal amount of the outstanding Notes make a written request to the Trustees and the Notes Collateral Agent to pursue the remedy;

(iii) such Holder or Holders offer to each of the Trustees and Notes Collateral Agent security or indemnity satisfactory to each of them against any loss, liability or expense;

(iv) the Trustees and Notes Collateral Agent do not comply with the request within 90 days after receipt of the request and the offer of security or indemnity reasonably satisfactory to the Trustees and Notes Collateral Agent; and

(v) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustees and Notes Collateral Agent a direction inconsistent with the request during such 90-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that neither of the Trustees has an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders. In the event that the Definitive Registered Notes are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Registered Notes to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Registered Notes had been issued.

Section 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by U.S. Trustee. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the U.S. Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.7.

Section 6.9 Trustees May File Proofs of Claim. The Trustees may file such proofs of claim and other papers or documents and take such other actions, including participating as members, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of each of the Trustees, their respective agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustees and, in the event that the Trustees shall consent to the making of such payments directly to the Holders, to first pay to the Trustees any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees under Section 7.7.

Section 6.10 Priorities. Subject to the provisions of the Security Documents and the Pari Passu Intercreditor Agreement, if either Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to each of the Trustees and the Notes Collateral Agent for amounts due under Section 7.7;

SECOND: Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and “make-whole” amount (if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest and “make-whole” amount (if any), respectively; and

THIRD: to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The U.S. Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the U.S. Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against either Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Company, a suit by either Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10.0% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Waiver of Stay or Extension Laws. The Company and each Guarantor agrees (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustees, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEES

Section 7.1 Duties of U.S. Trustee.

(a) If an Event of Default has occurred and is continuing, the U.S. Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the U.S. Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the U.S. Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Indenture against the U.S. Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the U.S. Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, instruments, notices, directions, certificates and/or opinions furnished to the U.S. Trustee and conforming on their face to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the U.S. Trustee, the U.S. Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The U.S. Trustee may (but shall in no way be obligated to) make further inquiry or investigation into such facts or materials as it sees fit.

(c) The U.S. Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or bad faith or its own willful misconduct, except that:

(i) this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 7.1;

(ii) the U.S. Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it shall be proved that the U.S. Trustee was negligent in ascertaining the pertinent facts; and

(iii) the U.S. Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least 30% in the principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the U.S. Trustee, or exercising any trust or power conferred upon the U.S. Trustee under this Indenture or believed by it to be authorized or permitted by this Indenture.

(d) Subject to this Article 7, if an Event of Default occurs and is continuing, none of the Trustees or the Notes Collateral Agent shall be under any obligation to exercise any of its rights or powers under this Indenture, the Notes, the Security Documents or the Subsidiary Guarantees at the request or direction of any of the Holders unless the Holders have offered to such person indemnity or security reasonably satisfactory to them against any loss, liability or expense.

(e) The U.S. Trustee shall not be liable for interest on any money received by it except as the U.S. Trustee may agree in writing with the Company.

(f) Money held in trust by the U.S. Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

(g) No provision of this Indenture shall require the U.S. Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the U.S. Trustee shall be subject to the provisions of Article 7.

Section 7.2 Rights of U.S. Trustee.

(a) In the absence of bad faith or willful misconduct on its part, the U.S. Trustee may conclusively rely on any document, resolution, statement, notice, direction, certificate and/or opinion believed by it to be genuine and to have been signed or presented by the proper Person.

(b) Before the U.S. Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 11.4. The U.S. Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The U.S. Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The U.S. Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the U.S. Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

(e) The U.S. Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes, including any Opinion of Counsel, shall be full and complete authorization and protection from liability in respect to any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with the advice or opinion of such counsel, including any Opinion of Counsel.

(f) The U.S. Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g) The U.S. Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, but the U.S. Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.

(h) The permissive rights of the U.S. Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i) Except for an Event of Default under Sections 6.1(a) or (b) hereof, the Trustees shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Trust Officer of the U.S. Trustee has received from the Company or the Holders of not less than 30% in aggregate principal amount of the Notes then outstanding written notice thereof at the Corporate Trust Office of the U.S. Trustee, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the U.S. Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the U.S. Trustee in each of its capacities hereunder, the Canadian Trustee, the Notes Collateral Agent, and each other agent, custodian and Person employed to act hereunder. The Canadian Trustee, if undertaking duties and obligations hereunder, shall be subject to the same standards, requirements, rights, privileges, protections, immunities and benefits (to the extent applicable) applicable to the U.S. Trustee hereunder.

(k) In no event shall the Trustees and the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages, pandemics, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustees and the Notes Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) In no event shall the Trustees or the Notes Collateral Agent be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustees and the Notes Collateral Agent have been advised of the likelihood of such loss or damage and regardless of the form of action.

(m) Any request or direction of the Company or other Person mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or certificate of an Officer of such other Person and any resolution of the Board of Directors of the Company or of such other Person may be sufficiently evidenced by a board resolution certified by the secretary or assistant secretary (or similar officer) of such Person.

(n) The U.S. Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be updated and delivered to the U.S. Trustee at any time by the Company in its discretion.

(o) If an Event of Default then exists, the U.S. Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or Security Documents (other than the payment of any amounts on the Notes furnished to it pursuant to this Indenture) at the request, order or direction of the percentage of Holders specified herein (or any other person) unless such Holders (or such other person) shall have furnished to (or caused to be furnished to) the U.S. Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities, including attorneys’ fees and expenses, that might be incurred by the U.S. Trustee therein or thereby.

(p) Nothing in this Indenture shall require the U.S. Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(q) No provision of this Indenture shall be deemed to impose any duty or obligation on the U.S. Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of their duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon them.

(r) The U.S. Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specific actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as son authorized in any such Officers’ Certificate previously delivered and not superseded.

(s) To help fight the funding of terrorism and money laundering activities, the U.S. Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the U.S. Trustee. The U.S. Trustee will ask for the name, address, tax identification number and other information that will allow the U.S. Trustee to identify the individual or entity who is establishing the relationship or opening the account. The U.S. Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(t) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the U.S. Trustee that the U.S. Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(u) The U.S. Trustee may act at the direction of requisite holders hereunder without liability.

Section 7.3 Individual Rights of the U.S. Trustee. The U.S. Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not U.S. Trustee. Any Paying Agent, Registrar or any other agent of the U.S. Trustee may do the same with like rights.

Section 7.4 U.S. Trustee’s Disclaimer. The U.S. Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any other Person in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the U.S. Trustee’s certificate of authentication.

Section 7.5 Notice of Defaults. Subject to Section 7.2(i), if a Default occurs and is continuing and is actually known to a Responsible Trust Officer of a Trustee, that Trustee shall send to the other Trustee, the Notes Collateral Agent and each Holder a notice of the Default within 90 days after it occurs. Except in the case of a Default specified in Sections 6.1(a) or (b), a Trustee may withhold from the Holders notice of any continuing Default if that Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.6 [Reserved]

Section 7.7 Compensation and Indemnity.

(a) The Company and the Guarantors, jointly and severally, shall pay to each of the Trustees from time to time such compensation for its services as shall be agreed to in writing from time to time by the Company, the Guarantors and the Trustees. Neither of the Trustee’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each of the Trustees upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of each of the Trustees’ agents, counsel, accountants and experts. The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustees, their agents, representatives, officers, directors, employees and attorneys against any and all loss, liability, damage, claim (whether asserted by the Company, a Guarantor, a Holder or any other person) or expense (including reasonable compensation and expenses and disbursements of each of the Trustees’ counsel) arising out of or in connection with the administration of this trust and the performance of its duties, or in connection with the enforcement of any rights hereunder, or arising out of or in connection with the exercise or performance of any of its rights or powers hereunder. Each Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by a Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and each of the Trustees shall provide reasonable cooperation in such defense. Each of the Trustees may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel reasonably acceptable to the Company; provided, however, that the Company shall not be required to pay such fees and expenses if the Company assumes such defense unless there is a conflict of interest between the Company and either of the Trustees in connection with such defense as determined by such Trustee in consultation with counsel or if there are additional or separate defenses available to such Trustee that are not available to the Company and the Company is unable to assert any such defense on such Trustee’s behalf. Notwithstanding the foregoing, the Company need not reimburse any expense or indemnify against any loss, liability, damage, claim or expense incurred by either Trustee through its own willful misconduct, bad faith or negligence.

(b) To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustees shall have a Lien prior to the Notes on all money or property held or collected by the Trustees, in its capacity as Trustees, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.

(c) The Company’s payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of either of the Trustees and the discharge of this Indenture. When either of the Trustees incurs expenses after the occurrence of a Default specified in Section 6.1(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.8 Replacement of Trustees.

(a) The Trustees may resign at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove a Trustee by so notifying such Trustee and the Company 30 days prior in writing. The Company shall remove a Trustee if:

(i) such Trustee is no longer eligible under Section 7.10;

(ii) such Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to such Trustee under any Bankruptcy Law;

(iii) a receiver or public officer takes charge of such Trustee or its property; or

(iv) such Trustee otherwise becomes incapable of acting.

(b) If a Trustee resigns or has been removed by the Holders, Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee. Otherwise, if a Trustee resigns or is removed (and such Holders do not reasonably promptly appoint a successor Trustee), or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Company. The U.S. Trustee can only be replaced by another U.S. Trustee and the Canadian Trustee can only be replaced by another Canadian Trustee, unless the responsibilities and obligations of the U.S. Trustee and the Canadian Trustee have been combined into a single trustee or the Canadian Trustee has been removed, in each case, pursuant to Section 9.1(a)(xiii).

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders, and include in the notice its name and address of its corporate trust office. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, any Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger.

(a) If either the Canadian Trustee or U.S. Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible under this Indenture, be the successor Canadian Trustee or U.S. Trustee, as applicable.

(b) In case at the time such successor or successors by merger, conversion or consolidation to either the Canadian Trustee or U.S. Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the U.S. Trustee may adopt the certificate of authentication of any applicable predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the U.S. Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the U.S. Trustee; and in all such cases such certificates shall have the full force which the Notes provide or this Indenture provides that the certificate of the U.S. Trustee shall have.

Section 7.10 Eligibility; Disqualification.

(a) There shall at all times be one or more Trustees under this Indenture, at least one of whom shall at all times be a corporation organized and doing business under the laws of the United States or of any state or of the District of Columbia or a corporation or other person permitted to act as trustee by the SEC, which (1) is authorized under such laws to exercise corporate trust powers, and (2) is subject to supervision or examination by federal, state, or District of Columbia authorities.

(b) Such Trustee shall have at all times a combined capital and surplus of not less than $150,000,000 as set forth in its most recent published annual report of condition.

(c) The rights, powers, duties, and obligations conferred or imposed upon the Trustees or any of them shall be conferred or imposed upon and exercised or performed by such Trustee and such co- trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, such Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustees.

Section 7.11 No Liability for Co-Trustee.

No Trustee appointed hereunder shall be personally liable or responsible by reason of any act or omission of any other Trustee hereunder.

Section 7.12 Limitation on Trustees’ Liability.

Except as provided in this Article 7, in accepting the trusts hereby created, the entities acting as Trustees are acting solely as Trustees hereunder and not in their individual capacity and, except as provided in this Article 7, all Persons having any claim against either of the Trustees by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company for payment or satisfaction thereof.

Section 7.13 Security Documents; Intercreditor Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustees and the Notes Collateral Agent, as the case may be, to execute and deliver each of the Security Documents and the Pari Passu Intercreditor Agreement to which the Trustees or the Notes Collateral Agent, as applicable, is to be a party, including any amendments, joinders or supplements thereto permitted by this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustees and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Pari Passu Intercreditor Agreement or any Security Document, the Trustees and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements) (in each case along with any attendant obligations and responsibilities imposed herein in connection with the exercise by the Trustees or Notes Collateral Agent of such rights, privileges, benefits, immunities, indemnities and other protections).

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Discharge of Liability On Notes; Defeasance.

(a) When (i) the Company delivers to the U.S. Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all outstanding Notes not previously delivered to the U.S. Trustee for cancellation: have become due and payable, will become due and payable whether at their stated maturity within one year or are to be called for redemption within one year as a result of a mailing of a notice of irrevocable redemption pursuant to Article 3 hereof, and the Company or a Guarantor irrevocably deposits or causes to be deposited with the U.S. Trustee, in trust, money or U.S. Government Obligations, or a combination thereof (such amount to be certified in the case of U.S. Government Obligations by a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, with customary assumptions expressing their opinion to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be) sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the U.S. Trustee for cancellation (other than Notes replaced pursuant to Section 2.8), for the principal of, premium, if any, and interest on the Notes to the date of the deposit or to the stated maturity or redemption, as the case may be, then this Indenture, the applicable Security Documents and all of the Company’s obligations in respect of the Notes shall, subject to Section 8.1(c), cease to be of further effect, and the Company shall be deemed to have satisfied and discharged this Indenture, the applicable Security Documents (including that all Collateral is released from the Lien securing the Notes) and all of its obligations in respect of the Notes. The Trustees shall acknowledge satisfaction and discharge of this Indenture and the applicable Security Documents (including that all Collateral is released from the Lien securing the Notes) on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company. For the avoidance of doubt, the Company will continue to be obligated to pay all other sums due under this Indenture to the Trustees and the Notes Collateral Agent.

(b) Subject to Sections 8.1(c) and 8.2, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Article 4 (with the exception of Sections 4.1 and 4.3) and Article 5 and the operation of Sections 6.1(c), 6.1(d) (with respect to Sections 4.2, 4.5, 4.6, 4.7 and 4.9), 6.1(e), 6.1(f), 6.1(g), 6.1(h) and 6.1(i) (but, in the case of Sections 6.1(f) and 6.1(g), with respect only to Significant Subsidiaries and the Guarantors) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.1(c), 6.1(d) (with respect to Sections 4.2, 4.5, 4.6, 4.7 and 4.9), 6.1(e), 6.1(f), 6.1(g), 6.1(h) and 6.1(i) (but, in the case of Sections 6.1(f) and 6.1(g), with respect only to Significant Subsidiaries and the Guarantors) or because of the failure of the Company to comply with Article 5. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustees shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s rights and obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.8, 2.9, 2.10, 2.11, 2.12, 7.7, 7.8 and this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company’s rights and obligations in Sections 7.7 and 8.4 shall survive.

Section 8.2 Conditions to Defeasance.

(a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Company irrevocably deposits in trust with the U.S. Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient to pay the principal of, and premium (if any), and interest, on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(ii) the Company delivers to the U.S. Trustee a certificate from a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, with customary assumptions expressing their opinion to the effect that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) the Company delivers to the Trustees an Opinion of Counsel in Canada to the effect that: the beneficial owners of the notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of the defeasance or covenant defeasance; and the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ Canadian federal income tax treatment of principal and interest payments on the notes;

(iv) such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which the Company is bound (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and any simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith);

(v) no Default or Event of Default under this Indenture has occurred and is continuing after giving effect to such defeasance or covenant defeasance (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith);

(vi) the Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) and is not insolvent, unable to pay its debts in full or on the eve of insolvency under applicable provincial law on the date of such deposit;

(vii) in the case of the legal defeasance option, the Company shall have delivered to the Trustees an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal and interest payments on the Notes;

(viii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustees an Opinion of Counsel to the effect that the beneficial owners of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result such defeasance and that such defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal and interest payments on the Notes; and

(ix) the Company delivers to the Trustees an Officers’ Certificate and an Opinion of Counsel, each to the effect that all conditions precedent to such defeasance or covenant defeasance as contemplated by this Article 8 have been complied with.

(b) In connection with any defeasance or covenant defeasance involving a redemption that requires the payment of a “make-whole” amount, the amount deposited with the U.S. Trustee as provided in Section 8.2(a)(i) in respect of such “make-whole” amount shall be sufficient if equal to the “make-whole” amount calculated as of the date of deposit, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the U.S. Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the U.S. Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Section 8.3 Application of Trust Money. The U.S. Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest (if any) and Additional Amounts (if any) on the Notes.

Section 8.4 Repayment to Company. The U.S. Trustee and the Paying Agent shall promptly turn over to the Company upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustees (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

Subject to any applicable abandoned property law, the U.S. Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

Section 8.5 Reinstatement. If the U.S. Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the U.S. Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the U.S. Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.1 Without Consent of Holders.

(a) The Company, the Guarantors and the Trustees may enter into supplemental indentures and/or such other documents or instruments that amend, waive or supplement the terms of this Indenture, the Notes, the Subsidiary Guarantees, the Pari Passu Intercreditor Agreement and the Security Documents without notice to or consent of any Holder for the following specific purposes:

(i) to evidence the succession of another Person to the Company or any Guarantor under this Indenture, the Notes, a Subsidiary Guarantee or any Security Document;

(ii) to add guarantees with respect to the Notes or release a Guarantor from its obligations under its Subsidiary Guarantee or this Indenture as permitted by this Indenture, or to add additional assets as Collateral or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the obligations under this Indenture, the Notes, the Subsidiary Guarantees, the Pari Passu Intercreditor Agreement and the Security Documents, including when permitted or required by this Indenture, the Pari Passu Intercreditor Agreement or any of the Security Documents or any release, termination or discharge of Collateral when permitted or required by this Indenture, the Pari Passu Intercreditor Agreement or any of the Security Documents;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustees and/or Notes Collateral Agent for the benefit of the Holders;

(iv) to surrender any right or power this Indenture may confer on the Company;

(v) to add to the covenants made in this Indenture for the benefit of the Holders of all Notes (as determined in good faith by the Company);

(vi) to make any change that does not adversely affect the rights of any Holder in any material respect (as determined in good faith by the Company);

(vii) to add any additional Events of Default;

(viii) to secure the Notes or any Subsidiary Guarantee;

(ix) to evidence and provide for the acceptance of appointment by additional or successor Trustees with respect to the Notes;

(x) to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(xi) to conform the text of this Indenture, the Notes, the Subsidiary Guarantees, the Pari Passu Intercreditor Agreement or the Security Documents to any provision contained under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision contained under the heading “Description of Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents (as determined in good faith by the Company);

(xii) to enter into or amend the Pari Passu Intercreditor Agreement or Security Documents (or supplement the Security Documents) under circumstances provided therein;

(xiii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(xiv) if permitted by applicable law, to combine the responsibilities and obligations of the U.S. Trustee and the Canadian Trustee into a single trustee for all purposes of this Indenture and the Notes or to remove the Canadian Trustee, subject to the assumption of the Canadian Trustee’s obligations under this Indenture by the U.S. Trustee;

(xv) to make any amendment to the provisions of this Indenture relating to the transfer, legending and delegending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance, administration and book-entry transfer of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law, including Canadian Securities Laws, and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes (except as may be required to comply with securities laws); or

(xvi) to supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture (in accordance with Article 8 herein);

provided that such action does not adversely affect the interests of the Holders of any Notes in any material respect (as determined in good faith by the Company).

(b) After an amendment under this Section 9.1 becomes effective, the Company shall mail to the Trustees a notice briefly describing such amendment. The failure to give such notice to the Trustees, or any defect therein, shall not impair or affect the validity of an amendment under this Section nor shall it constitute a Default or an Event of Default under this Indenture.

Section 9.2 With Consent of Holders; Waiver.

(a) The Company, the Guarantors and the Trustees may modify and amend any of this Indenture, the Pari Passu Intercreditor Agreement, the Notes, the Security Documents and the Subsidiary Guarantees with the written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). However, no modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby:

(i) change the stated maturity of the principal of, or any installment of interest payable on, the outstanding Notes;

(ii) reduce the principal amount of, or the rate of interest on, any outstanding Notes or the premium, if any, payable upon the redemption thereof that would be due and payable upon redemption of such Note (other than the provisions pursuant to Section 4.9) or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of the outstanding Notes;

(iii) reduce the amount of principal of Notes payable upon acceleration of the maturity thereof;

(iv) change the place of payment or the coin or currency in which the principal of or premium, if any, or the interest on the outstanding Notes is payable;

(v) impair any Holder’s right to receive payment of principal, premium, if any, and interest on the outstanding Notes on or after the due dates therefor or any Holder’s right to institute suit for the enforcement of any payment on or with respect to the outstanding Notes;

(vi) modify the Subsidiary Guarantees in any manner adverse to the Holders of the Notes (but, for the avoidance of doubt, not including modifications necessary to give effect to any of the provisions set forth in Section 10.6 or Section 4.7);

(vii) reduce the percentage of the Holders of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with any provision of this Indenture or certain Defaults and consequences of the Defaults or to reduce the quorum or voting requirements set forth in this Indenture; or

(viii) modify any of the provisions of this Section 9.2 or any of the provisions relating to the waiver of certain past defaults or provisions of this Indenture, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the Holders of Notes.

(b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

(d) Subject to Sections 9.1(a) and 9.2(a), the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) compliance by the Company with any provision of this Indenture, the Pari Passu Intercreditor Agreement or the Security Documents. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) past defaults by the Company under certain covenants of this Indenture which relate to the Notes or under any covenants of the Security Documents. However, a default in the payment of the principal of, premium, if any, or interest on, any of the Notes or relating to a provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected may not be so waived. In addition, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes of a Series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange for, Notes) an amendment, supplement or waiver with respect to such Series may not:

(i) release all or substantially all of the Collateral with respect to such Series, except as otherwise permitted by this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement; or

(ii) modify the Pari Passu Intercreditor Agreement or the provisions in this Indenture dealing with the Security Documents in any manner materially adverse to the holders of such Series, except as otherwise permitted by this Indenture, Pari Passu Intercreditor Agreement or the Security Documents.

(e) The consent of the Holders is not necessary under this Indenture, Security Documents or the Pari Passu Intercreditor Agreement to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s notes will not be rendered invalid by such tender.

Section 9.3 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustees receive written notice of revocation at the Corporate Trust Office of the U.S. Trustee before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company or the Trustees of the requisite number of consents, (ii) satisfaction of the conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or Guarantee Agreement) by the Company and the Trustees.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.4 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the U.S. Trustee may require the Holder of the Note to deliver it to the U.S. Trustee. The U.S. Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the U.S. Trustee so determines, the Company in exchange for the Note shall issue and the U.S. Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.5 Trustees To Sign Amendments, etc. Each of the Trustees shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of such Trustee. If it does, such Trustee may but need not sign it. In signing such amendment the Trustees shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel to the effect that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof and is legally valid and binding against the Company and the Guarantors.

ARTICLE 10

SUBSIDIARY GUARANTEES

Section 10.1 Subsidiary Guarantees.

(a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees to each Holder and to the Trustees and their respective successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all other monetary obligations of the Company under this Indenture (including obligations to the Trustees) and the Notes, whether for payment of principal of, or interest on in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Notes Obligations”). Each Guarantor further agrees that the Notes Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Notes Obligation.

(b) Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Notes Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Notes Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustees to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise, (ii) any extension or renewal of any thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture (other than this Article 10), the Notes or any other agreement, (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Notes Obligations or (vi) any change in the ownership of such Guarantor.

(c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(d) Each Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustees to any security held for payment of the Notes Obligations.

(e) Except as expressly set forth in Section 8.1(b), 10.2 and 10.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Notes Obligations or otherwise.

Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustees to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f) Subject to Section 10.6, each Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Notes Obligations. Each Guarantor further agrees, subject to Section 10.6, that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Notes Obligation is rescinded or must otherwise be restored by any Holder or the Trustees upon the bankruptcy or reorganization of the Company or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustees have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Notes Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Notes Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustees, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustees an amount equal to the sum of (i) the unpaid principal amount of such Notes Obligations, (ii) accrued and unpaid interest on such Notes Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustees.

(h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Notes Obligations guaranteed hereby until payment or discharge in full of all Notes Obligations other than obligations for fees and expenses. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustees, on the other hand, (i) the maturity of the Notes Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Notes Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Notes Obligations as provided in Article 6, such Notes Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.1.

(i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustees or any Holder in enforcing any rights under this Section 10.1.

(j) Upon request of the Trustees, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.2 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Notes Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or voidable transaction or similar laws affecting the rights of creditors generally. This Indenture does not apply to any liability to the extent that it would result in this Indenture constituting unlawful financial assistance within the meaning of s. 678 or s. 679 of the Companies Act 2006 of the United Kingdom.

Section 10.3 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustees and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustees, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.4 No Waiver. Neither a failure nor a delay on the part of either the Trustees or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustees and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.5 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustees, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 10.6 Release of Guarantor. A Guarantor shall be automatically released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.7) upon:

(a)

(i) the release of such Guarantor from its obligations as a guarantor under the Credit Agreements (other than in connection with payment in full of such Credit Agreements) or in respect of such other debt that caused it to become a Guarantor under Section 4.7, so long as such Guarantor would not then otherwise be required to be a Guarantor pursuant to Section 4.7;

(ii) the sale, issuance or other disposition of Capital Stock of such Guarantor (including by way of merger, amalgamation or consolidation) such that such Guarantor ceases to be a Subsidiary of the Company, or the sale of all or substantially all of the assets of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, so long as such sale, issuance or other disposition of Capital Stock (including by way of merger, amalgamation or consolidation) or assets of such Guarantor is not prohibited by the terms of this Indenture;

(iii) immediately prior to or following the dissolution of such Guarantor;

(iv) the Company exercising its legal defeasance option or its covenant defeasance option pursuant to Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; or

(v) such Guarantor otherwise becoming an Excluded Subsidiary;

(b) the Company or such Guarantor delivering to the Trustees an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions provided for in this Indenture relating to such transaction have been complied with, except that no such Officer’s Certificate or Opinion of Counsel shall be required in the case of a merger, consolidation or amalgamation of a Guarantor into or with the Company or another Guarantor hereunder; and

(c) at the request of the Company, the Trustees shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company).

Section 10.7 Execution of Guarantee Agreement for Future Guarantors. The Company shall cause each Subsidiary which is required to become a Guarantor pursuant to Section 4.7 to within the time period specified therein execute and deliver to the Trustees a Guarantee Agreement pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Notes Obligations. Concurrently with the execution and delivery of such Guarantee Agreement, the Company will deliver to the Trustees an Officers’ Certificate and an Opinion of Counsel stating that all conditions provided for in this Indenture relating to such transaction have been complied with except in the case of a merger, consolidation or amalgamation of a Guarantor into or with the Company.

Section 10.8 Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

Section 10.9 Contribution. Each Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Notes Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.10 Covenant to Guarantee the Notes. On or prior to the date that Micro Focus and certain subsidiaries of Micro Focus that are organized in the United States, Canada and the United Kingdom (other than any Excluded Subsidiaries) provide guarantees of the Term Loan Credit Agreement (which may be up to 120 days following the consummation of the Acquisition (or such later date as agreed by the Term Loan Administrative Agent)), such entities shall also guarantee all of the Notes Obligations in respect of this Indenture and the Notes and the Security Documents pursuant to a supplemental indenture and/or other documents or instruments in a form reasonably satisfactory to the Trustees and the Notes Collateral Agent.

ARTICLE 11

COLLATERAL AND SECURITY

Section 11.1 Security Documents.

(a) The due and punctual payment of and performance of all other Notes Obligations of the Company and the Guarantors under this Indenture, the Notes, the Subsidiary Guarantees, and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided for in the Security Documents, which provide for the terms of the Liens that secure the Notes Obligations, subject to the terms of the Pari Passu Intercreditor Agreement.

(b) The Trustees, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustees and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Pari Passu Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents and the Pari Passu Intercreditor Agreement (including the provisions providing for the possession, use, release and foreclosure of Collateral), each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Pari Passu Intercreditor Agreement on the Issue Date, and any other Security Documents at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(c) The Company and the Guarantors will complete all filings and other similar actions required by the Security Documents, subject to the Pari Passu Intercreditor Agreement, in connection with the provision and/or perfection of Liens in the Collateral that may be perfected by the filing of a financing statement under the UCC or the PPSA and the pledge of the Capital Stock of any Subsidiary (to the extent constituting Collateral). In addition, the Company and the Guarantors shall use their commercially reasonable efforts to complete all other filings and other perfection actions required by the Security Documents in connection with the provision and/or perfection of Liens on other Collateral, but to the extent they are unable to do so without undue burden or expense, will in any event complete such actions promptly, within a certain timeline as specified in the Security Documents. With regard to any property upon which a Lien must be perfected, pursuant to the Security Documents such Liens will be created under the Security Documents in form and substance reasonably necessary to grant to the Notes Collateral Agent, on behalf of the Holders and the Trustees, a Lien in such collateral and the Company and the Guarantors shall deliver or cause to be delivered to the Notes Collateral Agent, on behalf of the Holders and the Trustees, all such instruments and documents (including certificates, legal opinions and lien searches) as are necessary to evidence compliance with this Section 11.1(c) and as are required by the Security Documents.

Section 11.2 Release of Collateral.

(a) Collateral may be released from the Liens and security interests created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Pari Passu Intercreditor Agreement, and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Pari Passu Intercreditor Agreement and this Indenture, the Company and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes, and pursuant to the Security Documents, the Liens will automatically be released, under any one or more of the following circumstances:

(i) to enable the sale or other disposition of such property or assets, including capital stock (other than to the Company or any guarantor), to the extent not prohibited under Section 5.1;

(ii) in the case of a Guarantor that is released from its Subsidiary Guarantee in accordance with the terms of this Indenture, the release of the property and assets of such Guarantor;

(iii) to the extent such Collateral is comprised of property leased to the Company or a Guarantor, upon termination or expiration of such lease;

(iv) with respect to Collateral that is Capital Stock, upon the dissolution or liquidation of the issuer of that Capital Stock that is not prohibited by this Indenture;

(v) with respect to any Collateral that becomes an Excluded Asset or otherwise no longer secures the Credit Agreements (including a release of all Collateral in the case that the obligations under the Credit Agreements cease to be secured);

(vi) when the Credit Agreement Obligations have been paid in full; or

(vii) as described under Article 9 of this Indenture.

(b) The first-priority Liens on the Collateral securing the notes and the Subsidiary Guarantees shall also terminate and be released automatically in connection with a sale, transfer or disposition of Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, Collateral by the Intercreditor Agent under the Pari Passu Intercreditor Agreement (except with respect to the proceeds of such sale, transfer or disposition).

(c) The Liens in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other obligations (other than contingent indemnity obligations not then due and payable)

under this Indenture, the Subsidiary Guarantees under this Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid, or (ii) a legal defeasance or covenant defeasance under Article 8 of this Indenture or a discharge of this Indenture under Article 8 of this Indenture.

(d) With respect to any release of any Liens on Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel, upon which the Trustees or Notes Collateral Agent may conclusively rely without liability, stating that all conditions precedent under this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustees or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustees or the Notes Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement, as applicable, and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustees nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or the Pari Passu Intercreditor Agreement, as applicable, to the contrary, the Trustees and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate.

Section 11.3 Suits to Protect the Collateral.

(a) Subject to the provisions of Article 7 and the Security Documents and the Pari Passu Intercreditor Agreement, the Trustees may or may direct the Notes Collateral Agent to take all actions it determines in order to:

(i) enforce any of the terms of the Security Documents; and

(ii) collect and receive any and all amounts payable in respect of the Notes Obligations.

(b) Subject to the provisions of the Security Documents and the Pari Passu Intercreditor Agreement, the Trustees and the Notes Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustees may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustees may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 11.3 shall be considered to impose any such duty or obligation to act on the part of the Trustees or the Notes Collateral Agent.

Section 11.4 Authorization of Receipt of Funds by the Trustees under the Security Documents. Subject to the provisions of the Pari Passu Intercreditor Agreement, the Trustees are

authorized to receive any funds for the benefit of the Holders distributed under the Security Documents or the Pari Passu Intercreditor Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.5 Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustees to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Indenture to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

Section 11.6 Powers Exercisable by Receiver or Trustees. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor, as applicable, or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustees shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustees.

Section 11.7 Certain Limitations on Collateral. Notwithstanding anything in this Indenture or any other Security Document, it is understood and agreed that (A) the Notes Collateral Agent shall be deemed to have granted, without any further action or notice, any extensions of time or waiver of requirements for the creation or perfection of Liens on, or deliverables with respect to, any Collateral by the time or times at which it would otherwise be required by this Indenture or the Security Documents to the same extent granted by the administrative agent or collateral agent, as applicable, for the comparable requirement under the Credit Agreements or the security agreements entered into in connection thereto, (B) Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Security Documents and (C) no actions shall be required with respect to assets requiring perfection through deposit account control agreements or other control or similar arrangements, or perfection by delivery of such assets to the Notes Collateral Agent to the extent otherwise required hereunder and under any other Security Document.

Section 11.8 Notes Collateral Agent.

(a) The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement, and the Company and each of the Holders by acceptance of the Notes and each of the Trustees hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement, and consents and agrees to the terms of the Pari Passu Intercreditor Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 11.8. Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provision of this Indenture, the Pari Passu Intercreditor Agreement and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Pari Passu Intercreditor Agreement to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustees, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c) None of the Notes Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Pari Passu Intercreditor Agreement or the transactions contemplated thereby (except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustees or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, the Security Documents, the Pari Passu Intercreditor Agreement, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustees or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d) The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustees or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement in accordance with a request, direction, instruction or consent of the Trustees or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e) The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless an officer of the Notes Collateral Agent or the Trustees shall have received written notice from the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustees in accordance with Article Six or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 11.8).

(f) The Notes Collateral Agent may resign at any time by notice to the Trustees and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Holders of a majority of the aggregate principal amount of the Notes then outstanding may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 11.8 shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g) The U.S. Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Pari Passu Intercreditor Agreement, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h) The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Pari Passu Intercreditor Agreement, including joinders and supplements thereto, whether executed on or after the Issue Date, (iii) make the representations of the Holders set forth in the Security Documents and the Pari Passu Intercreditor Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Pari Passu Intercreditor Agreement and (v) perform and observe its obligations under the Security Documents and the Pari Passu Intercreditor Agreement.

(i) If at any time or times the Trustees shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustees from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustees pursuant to Article 6, the Trustees shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement.

(j) The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC or the PPSA, as applicable, can be perfected only by possession. Should the Trustees obtain possession of any such Collateral, the Trustees shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k) The Notes Collateral Agent shall have no obligation whatsoever to the Trustees or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Pari Passu Intercreditor Agreement other than pursuant to the instructions of the Trustees or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents. For the avoidance of doubt, the Notes Collateral Agent and the Trustees shall have no obligation to file any financing statements or any amendments thereto.

(l) If the Company or any Guarantor (i) incurs any obligations with respect to any Indebtedness secured by a Lien that is junior in priority to the Liens on the Collateral securing the Notes Obligations and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of such junior priority obligations so incurred and that such execution and delivery is permitted by the terms hereof and all conditions precedent relating to such execution and delivery have been satisfied, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent) without any obligation to review or negotiate the terms thereof, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required pursuant to this Section 11.8(l) in connection with the applicable intercreditor agreement (including pursuant to a joinder thereto) to be entered into.

(m) No provision of this Indenture, the Pari Passu Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustees) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustees in the case of the Notes Collateral

Agent) unless it shall have received indemnity reasonably satisfactory to the Notes Collateral Agent and the Trustees against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Pari Passu Intercreditor Agreement or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the Security Documents or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n) The Notes Collateral Agent (i) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (ii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o) Neither the Notes Collateral Agent nor the Trustees shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustees shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p) The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Pari Passu Intercreditor Agreement and the Security Documents. The Notes Collateral Agent and the Trustees shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Pari Passu Intercreditor Agreement or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Pari Passu Intercreditor Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Pari Passu Intercreditor Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Notes Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its obligations under this Indenture, the Pari Passu Intercreditor Agreement and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Pari Passu Intercreditor Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Pari Passu Intercreditor Agreement and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Pari Passu Intercreditor Agreement and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek written instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Pari Passu Intercreditor Agreement.

(q) The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustees shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Pari Passu Intercreditor Agreement, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Pari Passu Intercreditor Agreement or the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustees are required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Notes Collateral Agent or the Trustees’ sole discretion may cause the Notes Collateral Agent or the Trustees to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustees to incur liability under CERCLA or any other federal, state or local law, the Notes Collateral Agent and the Trustees reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustees or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustees shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Notes Collateral Agent or the Trustees’ actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustees) other than the Company or the Guarantors, a majority in interest of Holders shall direct the Notes Collateral Agent or the Trustees to appoint an appropriately qualified Person (excluding the

Notes Collateral Agent or the Trustees) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r) Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Security Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustees, any Security Document (or amendment or supplement thereto) to be executed following the Issue Date. Such Security Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.8(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document (or amendment or supplement thereto) (without any obligation to review or negotiate the terms thereof). Any such execution of a Security Document (or amendment or supplement thereto) shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate stating that all conditions precedent to the execution and delivery of the Security Document (or amendment or supplement thereto) have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents (or amendment or supplement thereto). This Section 11.8(r) shall also apply to requests to execute any amendments or supplements to the Pari Passu Intercreditor Agreement.

(s) Subject to the provisions of the applicable Security Documents and the Pari Passu Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Pari Passu Intercreditor Agreement and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Pari Passu Intercreditor Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustees, as applicable.

(t) After the occurrence and continuance of an Event of Default, the Trustees, acting at the written direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement.

(u) The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustees and the Holders distributed under the Security Documents or the Pari Passu Intercreditor Agreement and to the extent not prohibited under the Pari Passu Intercreditor Agreement, for turnover to the Trustees to make further distributions of such funds to itself, the Trustees and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

(v) In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or the Pari Passu Intercreditor Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or the Pari Passu Intercreditor Agreement, the Notes Collateral Agent may seek written direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the written direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received written direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w) Notwithstanding anything to the contrary in this Indenture or in any Security Document or the Pari Passu Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustees be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Pari Passu Intercreditor Agreement (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustees be responsible for, and neither the Notes Collateral Agent nor the Trustees makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x) Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate, which shall conform to the provisions of this Section 11.8 and Section 12.4; provided that no Officer’s Certificate shall be required in connection with the Pari Passu Intercreditor Agreement, or any joinder or supplement thereto, relating to the Collateral securing the Notes, to be entered by the Notes Collateral Agent on or around the Issue Date. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

(y) Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the written instructions of the Holders and the Trustees solely with respect to the Security Documents and the Collateral.

(z) The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustees are hereunder extended to, and shall be enforceable by, the Notes Collateral Agent as if the Notes Collateral Agent were named as the Trustees herein and the Security Documents were named as this Indenture herein.

ARTICLE 12

MISCELLANEOUS

Section 12.1 [Reserved].

Section 12.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:

if to the Company or any Guarantor:

Open Text Corporation

275 Frank Tompa Drive

Waterloo, Ontario N2L 0A1,

Attention: Corporate Secretary

Facsimile: (253) 666-6287

with copies to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Craig B. Brod

Facsimile: 212-225-3999

and

Blake, Cassels & Graydon LLP

199 Bay Street, Suite 4000

Commerce Court West

Toronto, Ontario, Canada M5L 1A9

Attention: Chris Hewat

Facsimile: 416-863-2653

if to the U.S. Trustee or Notes Collateral Agent:

The Bank of New York Mellon

240 Greenwich Street, 7th Floor East

New York, NY 10286

Attention: Corporate Trust Administration

Facsimile: 212-815-5366

Telephone: (212) 815-2274

if to the Canadian Trustee:

BNY Trust Company of Canada

1 York Street, 6th Floor

Toronto, Ontario M5J 0B6

Attention: Corporate Trust Administration

Facsimile: (416) 360-1711

Email: csmtoronto@bnymellon.com

Telephone: (416) 933-8500

The Company, any Guarantor or the Trustees by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

If the Company sends a notice or communication to the Holders, it shall mail a copy to each of the Trustees at the same time.

Section 12.3 Trustee Instructions. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustees, or another method or system specified by the Trustees as available for use in connection with its services hereunder.

The Trustees shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustees an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustees Instructions using Electronic Means and the Trustees in their discretion elects to act upon such Instructions, the Trustees’ understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustees cannot determine the identity of the actual sender of such Instructions and that the Trustees shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustees have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustees and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the

Company. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustees, including without limitation the risk of the Trustees acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustees and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustees immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustees to take or refrain from taking any action under this Indenture (except for authentication of the Notes by the Trustees on the Issue Date, which shall not require an Opinion of Counsel), the Company shall furnish to the Trustees:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustees (which shall include the statements set forth in Section 11.5) to the effect that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustees (which shall include the statements set forth in Section 11.5) to the effect that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement to the effect that the individual making such certificate or opinion has read such covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement to the effect that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.6 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustees shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustees know are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.7 Rules by U.S. Trustee, Paying Agent and Registrar. The U.S. Trustee may make reasonable rules for action by or a meeting of Holders. The Canadian Trustee, Registrar or the Paying Agent may make reasonable rules for their functions.

Section 12.8 Business Days. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.9 Governing Law. This Indenture, the Notes and the Security Documents (other than Security Documents governed by applicable foreign law) shall be governed by, and construed in accordance with, the laws of the State of New York. The Pari Passu Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the Province of Ontario. This Indenture provides that the Company, the Trustees, and each Holder by its acceptance hereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or any transaction contemplated hereby or thereby.

Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor, or of any stockholder of the Company or any Guarantor, shall not have any liability for any obligations of the Company or any Guarantor, either directly or through the Company or any Guarantor, as the case may be, under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

Section 12.11 Successors. All agreements of the Company and any Guarantor in this Indenture and the Notes shall bind its successors. All agreements of either of the Trustees in this Indenture shall bind each of its respective successors.

Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of all the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes other than the U.S. Trustee’s signature on the certificate of authentication on each Note.

Section 12.13 Table of Contents; Headings. The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.14 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO, AND EACH HOLDER OF SECURITIES BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.15 Force Majeure. In no event shall either of the Trustees or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustees and the Notes Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 USA Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Trustees will ask for documentation to verify its formation and existence as a legal entity. The Trustees may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Company and the Guarantors agree to provide all such information and documentation as to themselves as requested by the U.S. Trustee to ensure compliance with federal law.

Section 12.17 Submission to Jurisdiction.

The Company and each Guarantor not organized in the United States shall appoint Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Subsidiary Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the County and City of New York. The Company and each Guarantor irrevocably and unconditionally submit to the non-exclusive jurisdiction of the U.S. federal or state courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Subsidiary Guarantees and for actions brought under the U.S. federal or state securities laws.

Service of any process on Corporation Service Company in any such action (and written notice of such service to the Company) shall be effective service of process against the Company or any Guarantor not organized in the United States with respect to any such suit, action or proceeding. The Company and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and each Guarantor and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 12.18 Waiver of Immunity.

To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Company and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 12.19 Conversion of Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the Holder from U.S. dollars to another currency, the Company and each Guarantor has agreed, and each Holder by holding such Note will be deemed to have agreed, to the fullest extent that the Company, each Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the Business Day preceding the day on which final judgment is given.

The Company’s and Guarantors’ obligations to any Holder will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the U.S. Trustee, as the case may be, of any amount in such Judgment Currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency. If the amount of the U.S. dollars so purchased is less than the amount originally to be paid to such Holder or the

U.S. Trustee in the Judgment Currency (as determined in the manner set forth in the preceding paragraph), as the case may be, each of the Company and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the U.S. Trustee, as the case may be, against any such loss. If the amount of the U.S. dollars so purchased is more than the amount originally to be paid to such Holder or the U.S. Trustee, as the case may be, such Holder or the U.S. Trustee, as the case may be, will pay the Company and the Guarantors, such excess; provided that such Holder or the U.S. Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or this Indenture has occurred and is continuing or if the Company or the Guarantors shall have failed to pay any Holder or the U.S. Trustee any amounts then due and payable under such Note or this Indenture, in which case such excess may be applied by such Holder or the U.S. Trustee to such Notes Obligations.

Section 12.20 OFAC Sanctions.

(a) The Company covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its controlled affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with this Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

Section 12.21 FATCA. In order to comply with FATCA or an intergovernmental agreement, including any related guidance or legislation, implementing FATCA (collectively, “Applicable Law”) that a foreign financial institution, issuer, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, (i) upon request, and to the extent practicable, to the extent the Company has in its possession sufficient information about Holders relating to Applicable Law, the Company agrees to provide to the U.S. Trustee such information for the U.S. Trustee’s determination as to any tax related obligations under Applicable Law and (ii) the Company agrees that the U.S. Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Open Text Corporation

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	Executive Vice President, Chief Financial Officer

Open Text Canada Ltd.

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

Open Text ULC

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

Open Text SA ULC

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

Vignette Partnership LP

By:	Open Text Canada Ltd., its General Partner
By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

Open Text Holdings, Inc.

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

Open Text Inc.

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

GXS, Inc.

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

GXS International, Inc.

By	/s/ Madhu Ranganathan
	Name:	Madhu Ranganathan
	Title:	President, Treasurer

THE BANK OF NEW YORK MELLON,
as U.S. Trustee

By	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

BNY TRUST COMPANY OF CANADA,
as Canadian Trustee

By	/s/ Pierre Tremblay
Name: Piere Tremblay
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON,
as Notes Collateral Agent

By	/s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT (AS DEFINED BELOW)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS

[IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF

ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),]

[[IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,]

ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE U.S. TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) or (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE ORIGINAL DISTRIBUTION DATE OF THE NOTES].

No.	$

6.900% Senior Secured Note due 2027

CUSIP No. [     ]1

ISIN No. [     ]2

OPEN TEXT CORPORATION, a corporation organized under the laws of Canada, promises to pay to [                ], or registered assigns, the principal sum of                Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Note attached hereto) on December 1, 2027.

Interest Payment Dates: June 1 and December 1.

Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Rule 144A: 683715 AF3

Regulation S: C6981B AD4

[2]	Rule 144A: US683715AF36

Regulation S: USC6981BAD40

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

OPEN TEXT CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

THE BANK OF NEW YORK MELLON

as U.S. Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

6.900% Senior Secured Note due 2027

1. Interest

Open Text Corporation, a corporation organized under the laws of Canada (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on June 1 and December 1 of each year. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 1, 2022 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

For purposes of the Interest Act (Canada), whenever any interest or fee under the Notes or the Indenture is calculated using a rate based on a number of days less than a full year, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated. The principle of deemed reinvestment of interest does not apply to any interest calculation under the Notes or the Indenture. The rates of interest stipulated in the Notes and the Indenture are intended to be nominal rates and not effective rates or yields.

2. Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 or November 15 preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor Depositary. The Company shall make all payments in respect of a Definitive Registered Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the U.S. Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the U.S. Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon (the “U.S. Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent (prior to an Event of Default) or Registrar.

4. Indenture

The Company issued the Notes under an Indenture dated as of December 1, 2022 (the “Indenture”), among the Company, the Guarantors named therein and the Trustees. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture and Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.

The Notes are senior secured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.15 of the Indenture. The Original Notes (as defined in the Indenture) and any Additional Notes shall be treated as a single class for all purposes of the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, create or incur Liens, and enter into certain Sale/Leaseback Transactions. The Indenture also imposes limitations on the ability of the Company to consolidate, amalgamate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

To guarantee the due and punctual payment of the principal of, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have jointly and severally unconditionally guaranteed the Notes Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Optional Redemption

Except as set forth in Section 3.5 of the Indenture and in the following paragraphs of this Section 5 and other than in connection with a Special Mandatory Redemption, the Notes shall not be redeemable at the option of the Company.

Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption,

plus accrued and unpaid interest to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, of for determining whether manifest error has occurred.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including, but not limited to, any offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Company’s discretion, the redemption date may be delayed until such time (provided, however, that any redemption date will not be more than 60 days after the date of the notice of redemption) as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustees prior to the close of business one Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the U.S. Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

6. Special Mandatory Redemption

The Notes shall be subject to a Special Mandatory Redemption pursuant to Section 3.8 of the Indenture.

7. Sinking Fund

The Notes are not subject to any sinking fund.

8. Notice of Redemption

Notice of any redemption pursuant to Section 5 above shall be mailed (in the case of Definitive Registered Notes) by first-class mail (or otherwise delivered in accordance with the Applicable Procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address, except that redemption notices may be mailed (or otherwise delivered in accordance with the Applicable Procedures) more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture. Notes in denominations of $2,000 or less may be redeemed in whole but not in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. With respect to registered Notes issued in global form, the principal amount of such Note or Notes will be adjusted in accordance with the Applicable Procedures. Notes held in certificated form must be surrendered to the Paying Agent in order to collect the redemption price. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

9. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

In accordance with Section 4.9 of the Indenture, the Company shall be required to offer to purchase Notes upon the occurrence of a Change of Control Triggering Event. Any Holder of Notes shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101.0% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

10. Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustees may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to any date fixed for the redemption of such notes, for a period of 15 days immediately prior to the date fixed for selection of such Notes to be redeemed in part, for a period of 15 days prior to the record date with respect to any interest payment date applicable to such Notes; or which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer.

11. Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal, interest, or “make-whole” amount (if any) remains unclaimed for two years, the Trustees and the Paying Agent shall pay the money to the Company upon its written request unless an applicable abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustees and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the U.S. Trustee money or U.S. Government Obligations for the payment of principal of, and interest on, the Notes to redemption or maturity, as the case may be.

14. Amendment, Supplement and Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Pari Passu Intercreditor Agreement, the Notes, the Security Documents or the Subsidiary Guarantees thereof may be amended with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustees may amend the Indenture, the Notes, the Subsidiary Guarantees thereof, the Pari Passu Intercreditor Agreement and the Security Documents: (i) to evidence of the succession of another Person to the Company or any Guarantor under the Indenture, the Notes, a Subsidiary Guarantee or any Security Document, as applicable, in compliance with Article 5 of the Indenture; (ii) to add guarantees with respect to the Notes or release a Guarantor from its obligations under its Subsidiary Guarantee or the Indenture as permitted by the Indenture, or to add additional assets as Collateral or make, complete or confirm any grant of security interest in any property or assets as additional Collateral securing the obligations under the Indenture, the Notes, the Subsidiary Guarantees, the Pari Passu Intercreditor Agreement and the Security Documents, including when permitted or required by the Indenture, the Pari Passu Intercreditor Agreement or any of the Security Documents or any release, termination or discharge of Collateral when permitted or required by the Indenture, the Pari Passu Intercreditor Agreement or any of the Security Documents; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustees and/or Notes Collateral Agent for benefit of the Holders of the Notes; (iv) to surrender any right or power the Indenture may confer on the Company; (v) to add to the covenants made in the Indenture for the benefit of the Holders of all Notes (as determined in good faith by the Company); (vi) to make any change that does not adversely affect the rights of any Holder in any material respect (as determined in good faith by the Company); (vii) to add any additional Events of Default; (viii) to secure the Notes or any Subsidiary Guarantee; (ix) to evidence and provide for the acceptance of appointment by additional or successor Trustees with respect to the Notes; (x) to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(xi) to conform the text of the Indenture, the Notes, the Subsidiary Guarantees, the Pari Passu Intercreditor Agreement or the Security Documents to any provision contained under the heading “Description of Notes” in the Offering Memorandum to the extent that such provision contained under the heading “Description of Notes” in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Subsidiary Guarantees or the Security Documents (as determined in good faith by the Company); (xii) to enter into or amend the Pari Passu Intercreditor Agreement or Security Documents (or supplement the Security Documents) under circumstances provided therein; (xiii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; (xiv) if permitted by applicable law, to combine the responsibilities and obligations of the U.S. Trustee and the Canadian Trustee into a single trustee for all purposes of the Indenture and the notes or to remove the Canadian Trustee, subject to the assumption of the Canadian Trustee’s obligations under the Indenture by the U.S. Trustee; (xv) to make any amendment to the provisions of the Indenture relating to the transfer, legending and delegending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance, administration and book-entry transfer of the Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law, including Canadian Securities Laws, and (B) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes (except as may be required to comply with securities laws); and (xvi) to supplement any provisions of the Indenture necessary to defease and discharge the Notes or the Indenture (in accordance with the defeasance or discharge provisions, of the Indenture), provided that such action does not adversely affect the interests of the Holders of any Notes in any material respect (as determined in good faith by the Company).

15. Defaults and Remedies

Under the Indenture, Events of Default include: (a) default for 30 days in the payment of any interest on the Notes when due; (b) default in the payment of principal or premium, if any, on the Notes when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; (c) the failure by the Company to comply with any of its obligations under Section 4.9 of the Indenture; (d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor, as applicable, in the Indenture, the Security Documents or the Pari Passu Intercreditor Agreement (other than a failure to comply with Section 6.1(c) of the Indenture) with respect to the Notes or any guarantee relating thereto, as applicable, and such default or breach continues for a period of 60 days after written notice is given to the Company by the Trustees or to the Company and the Trustees by the Holders of 30.0% or more in aggregate principal amount of the outstanding Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” as defined in the Indenture; (e) the Subsidiary Guarantee of a Significant Subsidiary ceases to be in full force and effect except as otherwise permitted under the Indenture or is declared null and void in a judicial proceeding or is disaffirmed by the Guarantor that is a Significant Subsidiary; (f) certain events of bankruptcy, insolvency or reorganization; (g) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $300 million; (h) certain judgments or decrees for the payment of money in excess of $300 million; and (i) in the case of any security interest with respect to any material portion of the Collateral, certain instances of such security interest ceasing to be a valid and perfected security interest or being declared invalid or unenforceable except to the extent that any such perfection or priority is not required pursuant to the Security Documents or Indenture or results from the failure of any Authorized Representative to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

If an Event of Default occurs and is continuing, the U.S. Trustee (by written notice to the Company) or the Holders of not less than 30.0% in aggregate principal amount of the outstanding Notes (by written notice to the Company and the U.S. Trustee) may, and the U.S. Trustee at the written request of such Holders shall, declare the principal amount of and premium, if any, and accrued but unpaid interest and any other monetary obligations on the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Each Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustees in their exercise of any trust or power. The Trustees may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16. Trustees Dealings with the Company

Each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Guarantor, or of any stockholder of the Company or any Guarantor, shall not have any liability for any obligations of the Company or any Guarantor, either directly or through the Company or any Guarantor, as the case may be, under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Holder shall waive and release all and all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

18. Authentication

This Note shall not be valid until an authorized signatory of the U.S. Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Indenture provides that the Company, the Trustees, and each Holder by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

21. CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustees to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustees).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                principal amount of Notes held in (check applicable space)                book-entry or                 definitive form by the undersigned.

The undersigned (check one box below):

☐

has requested the U.S. Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the U.S. Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	under a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) or a prospectus qualified under Canadian Securities Laws; or

(3)	☐	for so long as the Notes are eligible for resale under Rule 144A, to a person seller reasonably believes is a qualified institutional buyer that is purchasing for its own account or the account of another qualified buyer that is purchasing for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

(4)	☐	through offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act and in compliance with Canadian Securities Laws; or

(5)	☐	under any other available exemption from the registration requirements of the Securities Act or an exemption from the prospectus requirement under Canadian Securities Laws.

Unless one of the boxes is checked, the U.S. Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Company or the U.S. Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the U.S. Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature of Signature Guarantee

Date:

Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

Name:
Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of U.S. Trustee or Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 (Change of Control Triggering Event) of the Indenture, check the box:

☐	Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.9 of the Indenture, state the amount ($2,000 or a whole multiple of $1,000 in excess thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the U.S. Trustee

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [             ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of OPEN TEXT CORPORATION (or its successor), a corporation organized under the laws of Canada (the “Company”), the COMPANY and THE BANK OF NEW YORK MELLON, as the U.S. trustee, and BNY TRUST COMPANY OF CANADA, as the Canadian Trustee (together, the “Trustees”) under the indenture referred to below.

W I T N E S S E T H :

WHEREAS the Company and the existing Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustees an Indenture (the “Indenture”) dated as of December 1, 2022, providing for the issuance of 6.900% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS Section 4.7 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustees a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and under the Indenture; and

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustees, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

B-1

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Waiver of Jury Trial. EACH OF THE NEW GUARANTOR AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6. Trustees Make No Representation. Neither of the Trustees makes any representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. 1

[1]

Note: This Supplemental Indenture may include provisions specific to the jurisdiction of incorporation of the New Guarantor as determined in good faith by the Company in consultation with local counsel.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR],

By:
Name:
Title:
OPEN TEXT CORPORATION,

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as U.S. Trustee

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA,
as Canadian Trustee

By:
Name:
Title:

B-3